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                                                                     EXHIBIT 4.4











                               SCM CHEMICALS, INC.

                      RETIREMENT SAVINGS & INVESTMENT PLAN

               (As Amended and Restated Effective October 1, 1996)




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                                Table of Contents



                                    ARTICLE I


                                   Definitions



   1.1      "Account" .................................................        1

   1.2      "Affiliate" ...............................................        1

   1.3      "Appropriate Notice" ......................................        1

   1.4      "Beneficiary" .............................................        1

   1.5      "Board" or "Board of Directors" ...........................        1

   1.6      "Code" ....................................................        1

   1.7      "Committee" ...............................................        1

   1.8      "Company" .................................................        1

   1.9      "Compensation" ............................................        1

   1.10     "Compensation Deferral Contributions" .....................        2

   1.11     "Compensation Deferral Contributions Account" .............        2

   1.12     "Effective Date" ..........................................        2

   1.13     "Eligible Employee" .......................................        3

   1.14     "Employee" ................................................        3

   1.15     "Employee Contributions Account" ..........................        3

   1.16     "Employer" ................................................        3

   1.17     "Employer Matching Contributions" .........................        3

   1.18     "Employer Matching Contributions Account" .................        3

   1.19     "Employer Securities" .....................................        3


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   1.20        "Enrollment Date" ...................................           3

   1.21        "Enrollment Period" .................................           3

   1.22        "ERISA" .............................................           3

   1.23        "Hour of Service" ...................................           3

   1.24        "Initial Enrollment Date" ...........................           5

   1.25        "Investment Fund" ...................................           5

   1.26        "Investment Manager" ................................           5

   1.27        "Leased Employee" ...................................           5

   1.28        "Leave of Absence" ..................................           5

   1.29        "Member" ............................................           5

   1.30        "Parental Leave" ....................................           5

   1.31        "Plan" ..............................................           6

   1.32        "Plan Year" .........................................           6

   1.33        "Prior Plan" ........................................           6

   1.34        "Prior Plan Account" ................................           6

   1.35        "Required Beginning Date" ...........................           6

   1.36        "Retirement" ........................................           6

   1.37        "Rollover Contribution" .............................           6

   1.38        "Rollover Contribution Account" .....................           6

   1.39        "Service" ...........................................           7

   1.40        "Suspense Account" ..................................           7

   1.41        "Total and Permanent Disability" ....................           7

   1.42        "Trustee" ...........................................           7

   1.43        "Trust Fund" ........................................           7

   1.44        "Valuation Date" ....................................           7




                                          ii

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                                   ARTICLE II


                           Eligibility and Membership



  2.1     Members of Prior Plans .......................................       7

  2.2     Eligible Employees on and after the Effective Date ...........       8

  2.3     Completion of Appropriate Notice .............................       8

  2.4     Elections Upon Becoming A Member .............................       8

  2.5     Beneficiary Designation ......................................       8

  2.6     Transfers to or from Non-Covered Status ......................       9

  2.7     Rollover Contributions From Other Plans ......................       9



                                   ARTICLE III


                       Compensation Deferral Contributions



  3.1     Compensation Deferral Contributions .......................          9

  3.2     Changes and Suspension of Contributions ...................         10

  3.3     Transfer of Contributions to Trustee ......................         10


                                   ARTICLE IV


            Limitations on, and Distribution of, Excess Compensation
               Deferral Contributions and Excess Employer Matching
                  Contributions of Highly Compensated Employees



  4.1     Limitations ...............................................         11

  4.2     Control of Compensation Deferral Contributions and
          Employer Matching Contributions and Distribution of
          Excess.....................................................         13


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  4.3     Limitation of Annual Additions ............................         16


                                    ARTICLE V


                         Employer Matching Contributions



  5.1     Amount of Employer Matching Contributions .................         19

  5.2     Treatment of Forfeitures ..................................         19

  5.3     Transfer of Contributions to Trustee ......................         19


                                   ARTICLE VI


                                    Accounts



  6.1     Maintenance of Accounts ...................................         20

  6.2     Valuations ................................................         20



                                   ARTICLE VII



                               Vesting of Accounts




  7.1     Employer Matching Contributions Account ...................         20

  7.2     Other Accounts ............................................         20

  7.3     Earlier Vesting in Employer Matching Contributions
           Accounts .................................................         21

  7.4     Forfeitures ...............................................         21






                                          iv

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                                  ARTICLE VIII


                             Investment of Accounts



  8.1    Investment of Accounts Other Than Employer Matching
          Contributions Accounts ....................................         22

  8.2    Redirection of Future Contributions ........................         23

  8.3    Reinvestment of Prior Contributions ........................         23

  8.4    Investment of Employer Matching Contributions Accounts .....         23

  8.5    Statements of Accounts And Confirmation of Investment
          Directions ................................................         24

  8.6    Crediting of Accounts ......................................         24

  8.7    Correction of Errors .......................................         25

  8.8    Investment of Deferred Distributions .......................         25

  8.9    The Self-Directed Window ...................................         25


                                   ARTICLE IX


                     Withdrawals and Loans During Employment



  9.1    Withdrawal Options .........................................         26

  9.2    Hardship Withdrawals .......................................         27

  9.3    Values .....................................................         28

  9.4    Payment of Withdrawals .....................................         28

  9.5    Loans ......................................................         28









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                                    ARTICLE X


                                  Distribution



 10.1    Amount of Distribution .....................................         30

 10.2    Notice of Options and Normal Form of Distribution ..........         31

 10.3    Alternate Form of Distribution .............................         32

 10.4    Identity of Payee ..........................................         33

 10.5    Non-alienation of Benefits .................................         33

 10.6    Qualified Domestic Relations Order .........................         34

 10.7    Commencement of Benefits ...................................         34

 10.8    Annuities ..................................................         34

 10.9    Spousal Consent ............................................         36

 10.10   Payments Without Election ..................................         37

 10.11   Trustee to Trustee Transfers ...............................         37


                                   ARTICLE XI


                           Administration of the Plan



 11.1    Plan Administrator .........................................         38

 11.2    Board of Directors .........................................         38

 11.3    Appointment of the Committee ...............................         38

 11.4    Compensation, Expenses .....................................         38

 11.5    Committee Actions, Agents ..................................         39

 11.6    Committee Meetings .........................................         39

 11.7    Authority and Duties of the Committee ......................         39

 11.8    Personal Liability .........................................         40

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 11.9    Dealings Between Committee and Individual Members ..........         40

 11.10   Information To Be Supplied by the Employer .................         40

 11.11   Records ....................................................         40

 11.12   Fiduciary Capacity .........................................         40

 11.13   Fiduciary Responsibility ...................................         41

 11.14   Claim Procedure ............................................         41


                                   ARTICLE XII


                           Operation of the Trust Fund



 12.1    Trust Fund .................................................         43

 12.2    Trustee ....................................................         43

 12.3    Investment Manager .........................................         43

 12.4    Purchase and Holding of Securities .........................         43

 12.5    Voting of Employer Securities ..............................         43

 12.6    Disbursement of Funds ......................................         44

 12.7    Exclusive Benefit of Members ...............................         44


                                  ARTICLE XIII


                        Amendment, Termination and Merger



 13.1    Right to Amend .............................................         45

 13.2    Suspension or Termination ..................................         45

 13.3    Merger, Consolidation or Transfer ..........................         45






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                                   ARTICLE XIV


                                  Miscellaneous



 14.1    Uniform Administration .....................................         46

 14.2    Payment Due an Incompetent .................................         46

 14.3    Source of Payments .........................................         46

 14.4    Plan Not a Contract of Employment ..........................         46

 14.5    Applicable Law .............................................         46

 14.6    Unclaimed Amounts ..........................................         46


                                   ARTICLE XV


                              Top Heavy Provisions



 15.1    Application .................................................        47

 15.2    Special Top Heavy Definitions ...............................        47

 15.3    Special Top Heavy Provisions ................................        55

 15.4    Effect of Change in Applicable Legislation or
          Regulation .................................................        58



                                         viii

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                                    ARTICLE I

                                   Definitions

        As used herein, unless otherwise defined or required by the context, the following words and phrases shall have the meanings indicated. Some of the words and phrases used in the plan are not defined in this Article I, but, for convenience are defined as they are introduced into the text.

        1.1 "Account" means a Member's Employee Contributions Account, Compensation Deferral Contributions Account, Rollover Contribution Account, Employer Matching Contributions Account and Prior Plan Account, as the context requires.

        1.2 "Affiliate" means any company which is related to the Employer as a member of a controlled group of corporations in accordance with Section 414(b) of the Code, as a trade or business under common control in accordance with
Section 414(c) of the Code or members of an affiliated service group as defined under Section 414(m) of the Code.

        1.3 "Appropriate Notice" means the written form, electronic procedure or other method prescribed by the Committee to convey information for a particular purpose.

        1.4 "Beneficiary" means the person or persons designated by the Plan or by a Member under Section 2.5 (Beneficiary Designation) to receive benefits payable under the Plan as a result of the Member's death.

        1.5 "Board" or "Board of Directors" means the Board of Directors of the Employer.

        1.6 "Code" means the Internal Revenue Code of 1986, as amended from time to time and references to sections thereof shall be deemed to include any such sections as amended, modified or renumbered.

        1.7 "Committee" means the Benefits Administration Committee appointed in accordance with Section 11.3 (Appointment of Committee).

        1.8 "Company" means the corporation that owns 100% of the capital stock of the Employer or any person, firm, corporation or partnership which may succeed to its business.

        1.9 "Compensation" means with respect to a Plan Year, the sum of the amount reported by the Employer to the Internal Revenue Service on Form W-2 as the Member's compensation for such

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calendar year, the amount of any Compensation Deferral Contributions made on such Member's behalf to the Plan and the amount, if any, contributed to a cafeteria plan that is excluded from gross income pursuant to Section 125 of the Code; but exclusive of bonuses, overtime pay, termination or severance pay, prizes, awards, grievance settlements, overseas cost of living allowances, relocation allowances, mortgage assistance, executive perquisites, stock options, and such other extraordinary items or remuneration as the Committee shall determine from time to time pursuant to such uniform and nondiscriminatory rules as it shall adopt. On and after January 1, 1989 the Compensation of each Employee taken into account under the Plan for any Plan Year shall not exceed $200,000 as thereafter adjusted for inflation in accordance with Section 415(d) of the Code. For Plan Years beginning after 1993 the Compensation of each Employee taken into account under the Plan for any such Plan Year shall not exceed $150,000 as thereafter adjusted for inflation in accordance with Section 401(a)(17)(B) of the Code.

        For purposes of calculating the maximum limit with respect to an Employee who is a 5 percent owner or a Highly Compensated Employee, as defined in Code Section 414(q) and who is one of the ten most highly compensated Employees of the Company, amounts paid to the spouse and/or lineal descendant of such an Employee (including a legal adoptee) who has not attained age 19 by the last day of the Plan Year shall be deemed paid to such 5 percent owner or Highly Compensated Employee as the case may be. In the event the $200,000 (or $150,000) or adjusted Compensation limitation applies to the combined Compensation of the Employee and one or more family members as defined herein, then, the limitation shall be prorated among the affected individuals's Compensation in the same proportion that each such individual's Compensation, determined prior to the application of this limitation, bears to the aggregate Compensation of said individuals.

        1.10 "Compensation Deferral Contributions" means contributions made by the Employer pursuant to an election by the Member to reduce the cash compensation otherwise currently payable to such Member by an equivalent amount, in accordance with the provisions of Section 3.1 (Compensation Deferral Contributions).

        1.11 "Compensation Deferral Contributions Account" means the separate account maintained for a Member to record such Member's share of the Trust Fund attributable to Compensation Deferral Contributions made on such Member's behalf to the Plan or equivalent contributions made to a Prior Plan.

        1.12 "Effective Date" means July 1, 1989, the date of adoption of the Plan.


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        1.13 "Eligible Employee" means an Employee who (i) has attained age 21 and (ii) has worked, at least 1,000 Hours of Service during a consecutive twelve-month period, excluding an individual who is covered by a collective bargaining agreement between the Employer and any union unless participation by such employee in the Plan has been agreed to by the parties to such agreement.

        1.14 "Employee" means a person (but not including a person acting only as a director) who is employed by the Employer. Leased Employees shall also be treated as Employees for purposes of this Plan unless: (i) such Leased Employees are covered by a Plan described in Code Section 414(n)(5) and (ii) such Leased Employees constitute less than Twenty Percent (20%) of the Employer's non-highly compensated workforce as defined in Code Section 414(n)(5)(C).

        1.15 "Employee Contributions Account" means the separate account maintained for a Member to record such Member's share of the Trust Fund attributable to after-tax contributions by the Member to a Prior Plan.

        1.16 "Employer" means SCM Chemicals, Inc. and any subsidiary authorized by the Board of Directors to participate in the Plan.

        1.17 "Employer Matching Contributions" means the Employer matching contributions made to the Trust Fund pursuant to Article V (Employer Matching Contributions).

        1.18 "Employer Matching Contributions Account" means the separate Account maintained for a Member to record such Member's share of the Trust Fund attributable to Employer Matching Contributions made on such Member's behalf.

        1.19 "Employer Securities" means

               (a) For the purposes of any investment to be made in the Company
                   Stock Fund, the common stock of Millennium Chemicals Inc., a Delaware Corporation, and

               (b) For the purposes of determining a Member's eligibility to exclude net unrealized appreciation in respect of certain lump sum distributions from the Company Stock Fund:

                   (i) the American Depositary Shares traded on the New York Stock Exchange each of which represents five shares of capital stock of Hanson PLC, an English Company, acquired by the Plan when Hanson PLC was an affiliate of the Employer, and

                   (ii) shares distributed to holders of Employer Securities
                        described in either of paragraph (a) or this paragraph
                        (b) as a dividend or in a corporate reorganization.

        Any Employer Securities described in paragraph (b) held in a Member's Account may be sold at the direction of the Member and the proceeds reinvested in any Core Fund. Employer Securities described in paragraph (a) which are purchased with the proceeds of sale of Employer Securities described in paragraph (b), whether or not first invested in an interim investment in any other Core Fund, shall be deemed to be, and subject to the same restrictions as, Employer Securities purchased with Employer Matching funds.

        If, in the judgment of the Plan Administrator, any of the Employer Securities described in paragraphs (a) or (b) are deemed to be no longer a prudent investment, the investment in such Employer Securities held in the Company Stock Fund may be liquidated in whole or in part at any tme.

        1.20 "Enrollment Date" means the first day of each month in the Plan Year.

        1.21 "Enrollment Period" means the period commencing on an Enrollment Date and ending on the next following Enrollment Date.

        1.22  "ERISA" means Public Law No. 93-406, the Employee
Retirement Income Security Act of 1974, as amended from time to time.


                                        3

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        1.23 "Hour of Service" means each hour for which an Employee is paid, or entitled to payment, or receives earned income from an Employer or an Affiliate:

               (a)  for performance of duties;

               (b) on account of a period of time during which no duties were performed, provided that except in the case of an Authorized Leave of Absence, no more than 501 Hours of Service shall be credited for any single continuous period during which an Employee performs no duty, and provided that no Hours of Service shall be credited for periods of time in respect of which an Employee receives severance pay or for payments made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation or disability insurance laws, or for reimbursement of medical expenses; and

               (c) for which back pay, irrespective of mitigation of damages, is awarded or agreed to by the Employer provided that Hours of Service credited under (a) or (b) shall not be credited under (c).

        Hours of Service credited to an Employee for the performance of duties will be credited to the computation period in which the duties are performed. The determination of Hours of Service for reasons other than the performance of duties shall be made in accordance with the provisions of Labor Department Regulations Section 2530.200b-2(b), and Hours of Service shall be credited to the computation periods to which the award or agreement pertains. Except in the case of an Authorized Leave of Absence, not more than 501 Hours of Service shall be credited for any continuous period during which an Employee performs no duty or, in the case of service required to be credited for payments of back pay awarded or agreed to, for a period during which an employee did not or would not have performed duties.

        To the extent not credited above, for periods of Authorized Leave of Absence an Employee shall be credited with a number of Hours of Service for each week of such Authorized Leave of Absence equal to the Employee's weekly average number of Hours of Service scheduled for the six-week period immediately preceding such Authorized Leave of Absence.

        In any case in which an individual becomes an Employee upon the acquisition of all or a portion of the business of his or her former employer by the Employer or an Affiliate, whether by merger, acquisition of assets or stock, or otherwise, his or her service with his or her predecessor employer shall be included in determining his or her Hours of Service if, and to the extent that, such service is required to be credited hereunder (A) by section 414(a) of the Code and any regulations promulgated

                                        4

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thereunder, (B) by the terms of the agreement pursuant to which the business of such former employer was acquired by the Employer or an Affiliate, or (C) by vote of the Board of Directors.

        1.24 "Initial Enrollment Date" means the earliest date following the Effective Date set by the Committee for Eligible Employees to apply to become Members of the Plan.

        1.25 "Investment Fund" means any one of the investment funds described in Section 8.1 (Investment of Accounts Other than Employer Matching Contributions Accounts).

        1.26 "Investment Manager" means the individual and/or other entity appointed in accordance with Section 12.3 (Investment Manager) who has acknowledged in writing that such individual is a fiduciary with respect to the Plan and who is:

               (a) registered as an investment adviser under the Investment Advisers Act of 1940, or

               (b)  a bank, as defined in such Act, or

               (c) an insurance company qualified to manage, assign or dispose of assets of pension plans.

        1.27 "Leased Employee" shall mean any person who pursuant to an agreement between the Employer and any other person has performed services for the Employer and related persons as defined in Code Section 414(n)(6) on a substantially full time basis for a period of at least one year provided such services are of a type historically performed in the business field of the Employer by its Employees.

        1.28 "Leave of Absence" means an absence or interruption of service approved by the Committee under uniform and nondiscriminatory rules and procedures. Members on leave of absence for service in the Armed Forces of the United States, however, shall be deemed to have been on Leave of Absence, provided they return to service with an Employer within the required time limitations set forth in the then applicable laws governing reemployment rights of persons inducted, or who have enlisted, in the Armed Forces.

        1.29 "Member" means an Eligible Employee who has become a member of the Plan in accordance with Article II (Eligibility and Membership). Each Member shall continue to be such until the later of the date such Member ceases to be an Eligible Employee or such Member's Accounts have been completely distributed.

        1.30 "Parental Leave" means a period not in excess of two (2) years commencing after December 31, 1984 during which an individual is absent from work for any period:

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               (a)  by reason of the pregnancy of the individual,


               (b) by reason of the birth of a child of the individual,

               (c) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or

               (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

An absence from work shall not be a Parental Leave unless the Employee furnishes the Plan Administrator such timely information as may reasonably be required to establish that the absence from work was for one of the reasons specified in this Section 1.32 and the number of days for which there was such an absence. Nothing contained herein shall be construed to establish an Employer policy of treating a Parental Leave as a Leave of Absence.

        1.31 "Plan" means SCM Chemicals, Inc. Retirement Savings & Investment Plan as set forth herein or as amended from time to time.

        1.32  "Plan Year" means the calendar year.

        1.33 "Prior Plan" means an employee benefit plan qualified under Section 401(a) of the Code, all or part of the assets of which are transferred to the Plan in a transaction which meets the requirements of Regulation 1.414(l) of the Code.

        1.34 "Prior Plan Account" means the separate account maintained for a Member to record such Member's share of the Trust Fund attributable to employer contributions to the plans described herein as Prior Plans.

        1.35 "Required Beginning Date" means April 1 of the year following the Plan Year in which occurs the date on which the Member attains the age of 70-1/2 years.

        1.36 "Retirement" means a Member's normal, early or deferred retirement whichever shall apply to the Member under the provisions of the Employer's pension plan applicable to such Member, or the termination of employment of a Member on or after such Member's attainment of age 65.

        1.37 "Rollover Contribution" means an amount which is transferred from another plan to this Plan, in accordance with the provisions of Section 2.7 (Rollover Contribution From Other Plans).

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        1.38 "Rollover Contribution Account" means the separate Account maintained for a Member to record such Member's share of the Trust Fund attributable to any Rollover Contribution made to the Plan on his behalf.

        1.39 "Service" means the period of employment beginning on the first day the Eligible Employee performs duties for the Employer or an Affiliate and ending on the day of quit, retirement, discharge or death, or two years after the commencement of absence on account of parental Leave, or one year after an authorized absence for any other reason. All prior periods of employment with the Employer or an Affiliate, and breaks in employment of less than one year shall be included in Service. If a break in employment of not more than two years is on account of Parental Leave not more than one year of Service shall be credited to an Eligible Employee for a period of Parental Leave.

        1.40 "Suspense Account" means the separate account maintained for a Member pursuant to Section 4.3.

        1.41 "Total and Permanent Disability" means permanent incapacity which results in a Member being unable to engage in regular employment or occupation by reason of any medically demonstrable physical or mental condition acceptable to the Committee on a nondiscriminatory basis and which would entitle the Member to benefits under the Employer's long-term disability plan, if any, or to Social Security benefits as evidenced by a disability award letter. However, no Member shall be deemed to be disabled if such incapacity (a) was incurred, suffered or occurred while the Member was engaged in, or resulted from having engaged in, a criminal enterprise, or (b) was intentionally self-inflicted.

        1.42 "Trustee" means the corporate trustee appointed from time to time by the Company to administer the Trust Fund in accordance with Section 12.2 (Trustee).

        1.43 "Trust Fund" means the trust fund established in accordance with
Section 12.1 (Trust Fund) from which benefits provided under this Plan will be paid.

        1.44 "Valuation Date" means the last business day of each calendar month on which the New York Stock Exchange is open for trading.


                                        7

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                                   ARTICLE II

                           Eligibility and Membership

        2.1 Members of Prior Plans. Each person who was a member of a Prior Plan shall become a member of the Plan on the effective date of the transaction referred to in Section 1.33.

        2.2 Eligible Employees on and after the Effective Date. On and after the Effective Date an Eligible Employee may elect to become a Member on the Initial Enrollment Date or any Enrollment Date thereafter. Notwithstanding the foregoing, a former employee who is reemployed as an Eligible Employee following a termination of employment and who, prior to termination, satisfied the conditions for membership in the Plan, shall be eligible to become a Member of the Plan immediately upon reemployment, subject to such advance notice procedures as the Committee shall prescribe.

        2.3 Completion of Appropriate Notice. In order to become a Member on any Enrollment Date, an Eligible Employee must give the Appropriate Notice to the Committee at least 30 days (or such other period as the Committee may prescribe) prior to that Enrollment Date.

        2.4 Elections Upon Becoming A Member. An Eligible Employee, in giving the Appropriate Notice specified in Section 2.3, shall (a) authorize the Employer to reduce current compensation for Compensation Deferral Contributions pursuant to Section 3.1 (Compensation Deferral Contributions), (b) make an investment election from among those options enumerated in Section 8.1 (Investment of Accounts other Than Employer Matching Contributions Accounts), and (c) designate a Beneficiary in accordance with Section 2.5 (Beneficiary Designation). Any such payroll authorization, investment election or Beneficiary designation shall remain in effect until changed by giving the Appropriate Notice to the Committee subject to the provisions of the Plan.

        2.5 Beneficiary Designation. Each Member shall designate a Beneficiary by giving the Appropriate Notice to the Committee. The designated Beneficiary may be an individual, estate or trust; however, if the Member is married at the time of such Member's death, such Member's surviving spouse shall automatically be such Member's sole Beneficiary unless the spouse has consented in writing in accordance with Section 10.9 (Spousal Consent) to a designation of a different Beneficiary. If more than one individual or trust is named, the Member shall indicate the shares and/or precedence of each individual or trust so named. Any Beneficiary so designated may be changed by the Member at any

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time (subject to his spouse's consent, if applicable) by giving the Appropriate
Notice to the Committee.

        In the event that no Beneficiary has been designated or that no designated Beneficiary survives the Member, the following Beneficiaries (if then living) shall be deemed to have been designated in the following priority: (a) spouse, (b) children, including adopted children, in equal shares, (c) parents, in equal shares, or the Member's surviving parent, if only one parent survives, and (d) Member's estate.

        2.6 Transfers to or from Non-Covered Status. If a Member ceases to meet the definition of Eligible Employee as set forth in Section 1.13 (Eligible Employee) but continues to be an Employee or an employee of an Affiliate, such Member's right to make or have contributions made on such Member's behalf to the Plan shall be suspended. If during the period of suspension, a Member's employment with the Employer or an Affiliate terminates for any reason, there shall be a distribution of such Member's Accounts in accordance with the provisions of Article X (Distribution).

        If and when the suspended Member again becomes an Eligible Employee, such Member may resume having Compensation Deferral Contributions made on such Member's behalf as of any payroll date thereafter by giving Appropriate Notice to the Committee not less than 30 days (or such other period as the Committee may prescribe) prior to such payroll date.

        2.7 Rollover Contributions From Other Plans. An Eligible Employee or an individual who meets the definition of Eligible Employee in Section 1.13 except for the age or service requirements, who is in receipt of a distribution which is eligible to be "rolled over" to a qualified plan in accordance with applicable Code sections may, in accordance with and subject to such rules and procedures approved by the Committee, transfer all or part of such distribution into the Plan; provided, that distributions which are so transferred to the Plan shall consist only of cash and that such transfer shall be in conformity with requirements set forth in the Code.

        Upon approval by the Committee, the amount transferred to the Plan shall be deposited in the Trust Fund in cash and shall be credited to a Rollover Contribution Account.

        If a Rollover Contribution is made on behalf of an individual who has not yet become a Member, such individual shall be deemed a Member upon the establishment of the Rollover Contribution Account; however, participation in the Plan shall be limited to the Rollover Contribution Account until the other requirements for membership under this Article II are fulfilled.

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                                   ARTICLE III

                       Compensation Deferral Contributions

        3.1 Compensation Deferral Contributions. Each Member who is an Eligible Employee may elect to have the Employer make Compensation Deferral Contributions not to exceed $9,500 per year (subject to adjustment for inflation in accordance with Section 415(d) of the Code) to the Plan on such Member's behalf to be credited to such Member's Compensation Deferral Contributions Account, in which case the cash compensation otherwise payable by the Employer to the Member shall be reduced by an amount equal to the Compensation Deferral Contributions so made. Subject to the limitations prescribed in Section 4.1 the amount of Compensation Deferral Contributions in any payroll period shall be in whole percentages from 1% to 17% of the Member's Compensation as the Member shall designate (or such greater or lesser percentages as the Committee may from time to time prescribe for the Plan).

     The foregoing notwithstanding during the "make up period," as defined below, a former Member (a "Veteran") who is reemployed after a period of military service may elect to have the Employer make additional Compensation Deferral Contributions to the Plan on such Veteran's behalf, the total of which may not exceed the maximum Compensation Deferral Contributions that the Veteran could have elected to have made if no military leave had occurred. For the purposes of calculating the amount of such additional Compensation Deferral Contributions the Veteran's Compensation during such leave of absence shall be deemed to have been the Veteran's annual rate of compensation at the time the military leave of absence commenced (the 'Deemed Compensation Rate') and the 'make up period' during which such additional Compensation Deferral Contributions may be elected shall be equal to the lesser of five years or three times the period of the military leave of absence. Such additional Compensation Deferral Contributions in any payroll period shall be in whole percentages of the Veteran's current payroll and shall not exceed the maximum amount that could have been deferred at the Deemed Compensation Rate. In the event that the additional Compensation Deferral Contributions to the Plan on a Veteran's behalf that are authorized by this paragraph exceed the limitations set forth in
Article IV of the Plan or otherwise conflict with provisions of the Code or ERISA, such conflicts shall be ignored pursuant to the Uniformed Services Employment and Reemployment Act through and including October 1, 1996.

        3.2 Changes and Suspension of Contributions. Compensation Deferral Contributions made on a Member's behalf may be increased or decreased or suspended effective on the second Enrollment Date

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following the month in which the Appropriate Notice is given to the Committee. A
Member who has suspended Compensation Deferral Contributions may resume having such contributions made on his or her behalf commencing on the second Enrollment Date following the month in which the Appropriate Notice is given to the Committee.

        3.3 Transfer of Contributions to Trustee. Contributions made under this
Article III will be transferred to the Trustee as soon as reasonably possible following the month in which the contributions are withheld from the Member's Compensation and/or in which the Member's cash compensation is reduced; provided that all Compensation Deferral Contributions for a Plan Year shall be transferred to the Trustee not later than 30 days after the end of the Plan Year.


                                   ARTICLE IV

            Limitations on, and Distribution of, Excess Compensation
               Deferral Contributions and Excess Employer Matching
                  Contributions of Highly Compensated Employees

        4.1 Limitations. The Committee in its sole discretion shall separately limit the amount of Compensation Deferral Contributions and Employer Matching Contributions made on behalf of each "Highly Compensated Employee" (as defined below) for each Plan Year to insure that neither the Deferral Percentage nor the Contributions Percentage (each as defined below and referred to herein as the "Percentage") exceed the greater of (X) 125 percent of the Percentage of all other eligible employees or, alternatively, (Y) the Percentage of all other eligible employees plus 2 percentage points and the actual Percentage for the Highly Compensated Employees is not more than two times the actual Percentage of all other eligible employees.

        Additionally, Employer Matching Contributions shall not in any event discriminate in favor of Highly Compensated Employees.

        For purposes of this Section, the term "Deferral Percentage" with respect to any Plan Year means the Compensation Deferral Contributions for the Plan Year divided by Compensation.

        For purposes of this Section, the term "Contributions Percentage" with respect to any Plan Year means the Employer Matching Contributions for the Plan Year divided by Compensation.

        For the purposes of this Section, the term "Highly Compensated Employee" with respect to any Plan Year means an Eligible Employee or former Eligible Employee who performed services during the Plan Year for which the determination is being made and at any time during such Plan Year or preceding Plan Year:

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        (a)    was a 5-percent owner of the Employer (as defined for
        top-heavy plans under Code Se. 416(1); or

        (b) earned more than $75,000 (subject to adjustment for inflation in accordance with Section 415(d) of the Code) in annual Compensation from the Employer; or

        (c) earned more than $50,000 (subject to adjustment for inflation in accordance with Section 415(d) of the Code) in annual Compensation from the Employer and was a member of the top-paid group of employees (i.e. the top 20% of employees in compensation) during the same year; or

        (d) was an officer (within the meaning of code Section 416(i) except that if there are none, the highest paid Employee of the Employer) of the Employer and received 150 percent of the dollar limit on annual additions to a defined contribution plan. For purposes of this definition the number of persons who are considered officers of the Employer shall not exceed 50 (or, if lesser, the greater of 3 employees or 10 percent of the employees); and

(1) An Eligible Employee will not be considered as satisfying the conditions described in (b), (c) or (d) for the Plan Year for which the determination is being made unless he or she is also one of the 100 employees receiving the most compensation for such year.

(2) For the purposes of this Section, the term "Compensation" means Compensation within the meaning of Code Section 415(c)(3) plus elective or salary reduction contributions to a cafeteria plan, cash or deferred arrangement or tax sheltered annuity.

(3) For the purpose of this Section the term "Employer" shall also include all other entities aggregated with the Employer under the requirements of Code
Section 414(b), (c), (m) and (o).

        For purposes of this Section, the Employer is permitted to determine whether Members are in the category of Highly Compensated Employees or other Eligible Employees based on the Member's Compensation for the immediately preceding Plan Year or on estimated Compensation for the Current Plan Year in accordance with uniform and nondiscriminatory rules whenever information regarding actual Compensation for the Plan Year is not reasonably available at the time the amount of a contribution hereunder is determined or limited.

        For purposes of this Section the Percentage attributable to a Highly Compensated Employee who is either a 5% owner or one of the ten most highly compensated Employees shall be the Percentage for such Employee's family group, viz., such Employee's spouse and his or her lineal ascendants and descendants (and their

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



spouses). The Percentage for such family groups (treated as one highly compensated employee) shall be the greater of (X) the Percentage determined by combining the contributions and compensation of all eligible family members who are Highly Compensated Employees or (Y) the Percentage determined by combining the contributions and compensation of all eligible family members.

        For purposes of this Section the definition of "Compensation Deferral Contributions" and "Employer Matching Contributions" shall include Compensation Deferral Contributions and Employer Matching Contributions made under any other plan that is aggregated with this Plan for purposes of Sections 401(a)(4) or 410(b) (other than Section 410(b)(2)(A)(ii)) of the Code and if any such plan is permissively aggregated with this Plan for the purposes of Section 401(k) of the Code, the plans so aggregated must also satisfy Section 401(a)(4) and 410(b) as if they were a single plan. Further, for the purposes of this Section, Compensation Deferral Contributions made on behalf of each Highly Compensated Employee shall be determined by treating all cash or deferred arrangements under which each such Highly Compensated Employee is eligible as a single arrangement.

        4.2 Control of Compensation Deferral Contributions and Employer Matching Contributions and Distribution of Excess.

        (a) Rules for Compensation Deferral Contributions. The Committee may, in accordance with uniform and nondiscriminatory rules it establishes from time to time, require that Participants who are among the Highly Compensated Employees for the Plan Year make Compensation Deferral Contributions elections following and/or preceding the completion of such elections by all other Eligible Employees and the Committee may (X) limit the amount by which each Participant who is among the Highly Compensated Employees may elect to reduce his or her Compensation, and (Y) subject to Section 402(g) of the Code permit each other Eligible Employee to elect to reduce his or her Compensation within higher limits than those for Highly Compensated Employees.

        In the event that it is determined prior to the close of any Enrollment Period that the amount of Compensation Deferral Contributions to be made with respect to such Enrollment Period would cause the limitation contained in this Section to be exceeded for the Plan Year in which such Enrollment Period occurs, the amount of Compensation Deferral Contributions allowed to be made on behalf of Highly Compensated Employees for such Enrollment Period shall be reduced. The Highly Compensated Employees to whom the reduction is applicable, and the amount of the excess Compensation Deferral Contributions, shall be determined by reducing the actual Deferral Percentage of the Highly Compensated Employee with the highest actual Deferral Percentage to the extent required to--

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                (i) enable the arrangement to satisfy the limita-
        tion set forth in Section 4.1 above; or

               (ii) cause such Highly Compensated Employee's actual Deferral Percentage to equal the Deferral Percentage of the Highly Compensated Employee with the next highest actual Deferral Percentage.
        The "leveling" process described in paragraph (i) or (ii) shall be repeated until the limitations set forth in this Section are satisfied.

        If the Committee determines that the limitations contained in this Section have not been met for any Plan Year, the Committee may return the excess Compensation Deferral Contributions of Participants who are Highly Compensated Employees (calculated in the manner set forth above) to such Participants within the 12- month period beginning after the last day of the Plan Year for which such contributions were made. The amount of such excess Compensation Deferral Contributions shall be adjusted to reflect any income or loss allocable to such excess during the Plan Year determined in accordance with the alternative method set forth in Reg. Section 1.401(k)-1(f)(4)(ii)(c) and also from the end of the Plan Year to the date of distribution determined in accordance with the safe harbor method set forth in Reg. Section 1.401(k)- 1(f)(4)(ii)(d). In addition, Employer Matching Contributions that are attributable to excess Compensation Deferral Contributions shall be deemed Excess Aggregate Contributions and shall be forfeited or distributed as provided in paragraph (b), below.

        The amount of excess Compensation Deferral Contributions to be returned under this section shall be reduced, however, by the amount of any Compensation Deferral Contributions that have previously been distributed pursuant to Section
4.3 for the taxable year ending in the same plan year and conversely Compensation Deferral Contributions that are to be distributed pursuant to section 4.3 shall be reduced by the amount of any excess Compensation Deferral Contribution previously distributed under this section for the plan year beginning in such taxable year.

        For the purpose of this Section, if the Deferral Percentage of a Highly Compensated Employee has been determined by combining the contributions and compensation of only family members who are Highly Compensated Employees without regard to family aggregation, then the excess Deferred Contributions for the family unit shall be allocated among the family members in proportion to the contribution of each family member that has been combined.

    Alternatively, if the Deferral Percentage of a Highly Compensated Employee has been determined by combining the contributions and compensation of all family members, then the reduction in the Deferral Percentage of the family group using the method de-

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



scribed in this Section shall not be reduced below the Deferral Percentage for the non-highly paid members of the family group and the excess Compensation Deferral Contributions for the family unit shall be allocated among the Highly Paid family members in proportion to their contributions.

        (b) Rules for Employer Matching Contributions. In the event that it is determined prior to the close of any Enrollment Period that the amount of Employer Matching Contributions to be made with respect to such Enrollment Period would cause the limitation contained in this Section to be exceeded for the Plan Year in which such Enrollment Period occurs, the amount of Employer or Matching Contributions allowed to be made on behalf of Highly Compensated Employees for such Enrollment Period shall be reduced. The Highly Compensated Employees to whom the reduction is applicable, and the amount of the excess shall be determined by reducing the Employer Matching Contributions of the Highly Compensated Employee with the highest actual Contributions Percentage to the extent required to--

             (i) enable the arrangement to satisfy the limitation set forth in Section 4.1 above; or

            (ii) cause such Highly Compensated Employee's actual Contribution Percentage to equal the Contribution Percentage of the Highly Compensated Employee with the next highest actual Contribution Percentage.

        The "leveling" process described in paragraph (a) or (b) shall be repeated until the limitations set forth in this Section are satisfied.

        Excess Aggregate Contributions plus any income and minus any losses allocable thereto, shall be forfeited, if not vested, or if not forfeitable, distributed, no later than the last day of each Plan Year to those Participants to whose Accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Employer Matching Contributions which are forfeited shall be credited against Employer Matching Contributions required to be made to Participant's accounts in the Plan Year following the Plan Year that the excess Employer Matching Contributions were allocated to Participant's accounts provided, however, any excess which has not been so credited within two and one half months after the end of the Plan Year shall be immediately refunded to the Employer.

        For the purpose of this Section, if the Contributions Percentage of a Highly Compensated Employee has been determined by combining the contributions and compensation of only family members who are Highly Compensated Employees without regard to family aggregation, then excess Aggregate Contributions for the family unit shall be allocated among the family members in

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



proportion to the contribution of each family member that has been combined.

        Alternatively, if the Contributions Percentage of a Highly Compensated Employee has been determined by combining the contributions and compensation of all family members, then the reduction in the Contributions Percentage of the family group using the method described in this Section shall not be reduced below the Deferral Percentage for the non-highly paid members of the family group and the excess Aggregate Contributions for the family unit shall be allocated among the Highly Paid family members in proportion to their contributions.

        (c) Multiple Use Limitations. If the actual Deferral Percentage, the actual Contribution Percentage, and the sum of the two percentages for the group of Highly Compensated Employees in the Plan exceed the limits set forth in Regs. 1.401(m)-2(b) then in such case the required reduction of multiple use of the alternate limitation shall be accomplished through reduction of the actual Deferral Percentage for all Highly Compensated Employees eligible to participate in the Plan in accordance with the procedures prescribed in Regs. 1.401(m)-2(b) which are incorporated herein by reference.

        4.3  Limitation of Annual Additions.

               (a) Notwithstanding anything herein to the contrary, in no event shall the Annual Additions (as hereinafter defined) with respect to any Member in any Plan Year exceed the Maximum Annual Addition. A Member's "Maximum Annual Additions" means the lesser of (i) 25% of the Member's compensation reported on Form W-2 or (ii) the dollar limit in effect for such Plan Year in accordance with Section 415(c)(1)(A) of the Code ($30,000 as hereafter adjusted for inflation in accordance with Section 415(d) of the Code),

               (b) For purposes of this Section 4.3 the term "Annual Additions" means the sum for any Plan Year of

                      (i) Compensation Deferral Contributions made in accordance with Section 3.1 (Compen- sation Deferral Contributions),

                      (ii) Employer Matching Contributions including forfeitures as applied in accordance with Section 5.1 Amount of Employer Matching Contributions) and Section 5.2 (Treatment of Forfeitures).

                      (iii) The amount of annual additions (within the meaning
               of Section 415(c)(2) of the Code)

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



               under all other qualified defined contribution plans of the Employer or an Affiliate.

               (c) If the Member's Annual Additions exceed the Maximum Annual Additions limitations in accordance with this Section 4.3, such amounts shall not be contributed to the Trust or, if contributed by or on behalf of a Member under the Plan shall be reduced in the following order, but only to the extent necessary to meet the limitations: (i) Compensation Deferral Contributions and (ii) Employer Matching Contributions in respect of such reduced Compensation Deferral Contributions.

               (d)  Combined Fraction.

                      (i) Notwithstanding the foregoing, if a Member is a
               participant in any qualified defined benefit plan maintained by an Employer or an Affiliate, the sum of the "Defined Benefit Plan Fraction" (as defined below) and the "Defined Contribution Plan Fraction" (as defined below) for such Member shall not exceed 1.0 (called "Combined Fraction"). If for any Plan Year the Combined Fraction of a Member exceeds 1.0 after application of provisions for limitation of benefits under all such qualified defined benefit plans, the Maximum Annual Additions of such Member shall be reduced as provided in Section 4.3(c) to the extent necessary to reduce the Combined Fraction of such Member to 1.0.

                      (ii) The "Defined Benefit Plan Fraction" applicable to a
               Member for any Plan Year is a fraction, the numerator of which is the sum of the Projected Annual Benefit of the Member under all of the qualified defined benefit Plans maintained by the Employer or an Affiliate, (whether or not terminated) in which such Member participates (determined as of the close of the Plan Year) and the denominator of which is the lesser of (A) the product of 1.25 multiplied by the maximum dollar limitation on a Member's Projected Annual Benefit if the plan provided the maximum benefit allowable under Section 415(b) of the Code for such Plan Year, or
               (B) the product of 1.4 multiplied by 100% of the Member's Highest Average Compensation.

                      Notwithstanding the above, if the Member was a participant in one or more defined benefit plans main- tained by the Employer which were in existence on July 1, 1982, the denominator of this fraction will not be less than 1.25 multiplied by the sum of the annual benefits under such plans which the Member had accrued as of the later of September 30, 1983, or the last limitation year beginning before January 1, 1983. The

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



               preceding sentence applies only if defined benefit plans individually and in the aggregate satisfied the requirements of
               Section 415 of the Code as in effect at the end of the 1982 limitation year.

                      (iii) The "Defined Contribution Plan Fraction" applicable
               to a Member for any Limitation Year is a fraction, the numerator of which is the sum of the Member's Annual Additions as of the close of such Plan Year for that Plan Year and for all prior Plan Years under all of the defined contribution plans maintained by an Employer or an Affiliate in which Member participates, and the denominator of which is the lesser of the following amounts (determined for such Plan Year and for each prior Plan Year of service with the Employer or any Affiliate regardless of whether a plan was in existence during those years): (A) the product of
               1.25 multiplied by the dollar limitation in effect under Code
               Section 415(c)(1)(A) for the Plan Year (determined without regard to the special dollar limitation for employee stock ownership plans), or (B) the product of 1.4 multiplied by twenty-five percent of the Member's Compensation for the Plan Year.

               (e)  Definitions.

                      (i) "Highest Average Compensation" means the average of a
               Member's high three consecutive Plan Years (determined as of the close of the Plan Year) of employment with the Employer or the actual number of years of employment for those Members who are employed for less than three consecutive years with the Employer.

                      (ii) "Projected Annual Benefit" means the annual benefit a
               Member would receive from employer contributions under a defined benefit plan, adjusted, in the case of any benefit payable in a form other than a single life annuity or a qualified joint and survivor annuity, to the actuarial equivalent of a single life annuity, assuming (A) the Member continues employment until reaching the plan's normal retirement age (or the Member's current age, if later), (B) compensation remains unchanged and
               (C) all other relevant factors used to determine benefits under the plan remain constant in the future.

               (f) In the event that, notwithstanding the foregoing provisions of this Section 4.3, the limitations with respect to Annual Additions prescribed hereunder are exceeded with respect to any Member and such excess arises as a consequence of reasonable error in estimating a Member's compen-

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



        sation or such other circumstances as the Secretary of Treasury shall permit, the Employer Matching Contributions portion of such excess shall be held in a Suspense Account and, if such Member remains a Member, shall be used to reduce Employer Matching Contributions for such Member for the succeeding Plan Years, and, if such Member ceases participating in the Plan, shall be used to reduce Employer Matching Contributions for all Members in the Plan Year of cessation and succeeding Plan Years, as necessary. Compensation Deferral Contributions which have been made to the Trust and are reduced under Section 4.3(c) shall be refunded to the Member as soon as administratively convenient. Any Employer Matching Contributions including Forfeitures remaining upon Plan Termination which cannot be allocated to Members in accordance with the foregoing in the Plan Year of termination of the Plan shall be returned to the Employer.

               (g) For purposes of this Section 4.3, the standard of control for determining if a company is an Affiliate under Section 414(b) and 414(c) of the Internal Revenue Code shall be deemed to be "more than 50%" rather than "at least 80%."


                                    ARTICLE V

                         Employer Matching Contributions

        5.1 Amount of Employer Matching Contributions. The Employer shall make matching contributions to the Plan, with respect to each payroll period on behalf of each Member who is an Eligible Employee, equal to 50% (or such greater percentage, not exceeding 100%, as the Board may from time to time authorize) of that portion of the Member's Compensation Deferral Contributions which do not exceed 6% (or such other percentage as the Board may from time to time permit) of Compensation in such payroll period. The Board of Directors may, in its discretion, discontinue Employer Matching Contributions with respect to Members' Compensation Deferral Contributions for Compensation not yet earned on the date such Employer Matching Contributions are discontinued.

        5.2 Treatment of Forfeitures. Any amounts forfeited in accordance with Sections 7.4 (Forfeitures) and 14.6 (Unclaimed Amounts) shall be applied as a credit towards the amount of Employer Matching Contributions otherwise required under Section 5.1. However, if pursuant to Section 5.1, Employer Matching Contributions are discontinued, for Plan Years following the Plan Year in which such discontinuance occurs, any such forfeited amounts in excess of the amounts required to restore forfeited amounts to the Employer Matching Contributions Accounts of Members who are reemployed in accordance with Section 7.4 shall be allocated as of the last day of the Plan Year to the Member's Employer Matching Contributions Accounts in an amount equal to

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



the amount of such forfeited amounts available for allocation multiplied by a fraction the numerator of which is the Member's Compensation Deferral Contributions for the Plan Year not in excess of six percent of such Member's Compensation and the denominator of which is the aggregate of all Members' Compensation Deferral Contributions not in excess of six percent of all such Members' Compensation.

        5.3 Transfer of Contributions to Trustee. Employer Matching Contributions under this Article V with respect to each payroll period shall be paid to the Trustee as soon as practicable after the close of the month in which such payroll period ends (but in no event later than 60 days after the last day of such month) and such Employer Matching Contributions (inclusive of the credit for forfeitures as provided in Section 5.2) shall be credited as of the last day of such month to each Member's Employer Matching Contributions Account.


                                   ARTICLE VI

                                    Accounts

        6.1 Maintenance of Accounts. For each Member the Committee shall, where applicable, cause a separate Compensation Deferral Contributions Account, an Employer Matching Contributions Account, a Rollover Contribution Account and a Prior Plan Account to be maintained. For Employee contributions made to a Prior Plan which were not Compensation Deferral Contributions the Committee shall continue to maintain a separate Employee Contributions Account.

        6.2 Valuations. As of each Valuation Date, the Committee shall direct that the Accounts of each Member be adjusted to reflect the Member's share of contributions (including for this purpose contributions made after such Valuation Date but credited as of such Valuation Date), amounts of principal or interest paid or accrued in respect of a loan made to such Member pursuant to
Section 9.5, withdrawals, distributions, forfeitures, income, expenses payable from the Trust Fund and any other increase or decrease in the value of Trust Fund assets since the preceding Valuation Date.


                                   ARTICLE VII


                               Vesting of Accounts


        7.1 Employer Matching Contributions Account. A Member's interest in the Member's Employer Matching Contributions Account

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



shall become 100% vested after completion of at least five years of Service provided, however, that (a) each Member of the Plan who was employed on the Effective Date shall be 100% vested in all past and future Employer Matching Contributions, (b) Employer Matching Contributions to accounts of Highly Compensated Employees shall not be deemed to vest until the Deferral Percentage and Contributions Percentage limitations set forth in Article IV have been satisfied and (c) nothing herein shall delay vesting pursuant to the provisions of a Prior Plan.

        7.2 Other Accounts. Interests in Compensation Deferral Contributions Accounts, Prior Plan Accounts, Rollover Contribution Accounts and Employee Contributions Accounts shall be fully vested at all times.

        7.3 Earlier Vesting in Employer Matching Contributions Accounts. Notwithstanding the foregoing, a Member's interest in his or her Employer Matching Contributions Account shall be fully vested (a) on the date of termination of employment by reason of death, Retirement or Total and Permanent Disability, (b) when and if this Plan shall at any time be terminated for any reason, (c) upon the complete discontinuance of contributions by the Employer hereunder, or (d) upon partial termination of this Plan if such Member is a member affected by such partial termination.

        7.4 Forfeitures. A Member's Employer Matching Contributions Account which is not vested in accordance with this Article VII at the time of such Member's termination of employment shall be forfeited as of the last day of the Plan Year in which the Member has a termination of employment. However, if a Member who has a termination of employment is reemployed before the end of a period of five consecutive Plan Years beginning with the Plan Year in which the Member has a termination of employment and during which the Member is not an Employee on the last day of each Plan Year, any forfeited amounts shall be restored to the Member's Employer Matching Contributions Account. For purposes of the preceding sentence, any Plan Year in which a Member is absent from work on the last day of the Plan Year by reason of a Parental Leave shall not be counted as one of the Plan Years in such a period of five consecutive Plan Years and the Plan Year immediately preceding the Plan Year immediately following a Plan Year in which such Member is absent from work on the last day of the Plan Year by reason of Parental Leave shall be deemed to be consecutive.

        Amounts required to be restored to the Employer Matching Contributions Accounts of a Member shall be reinstated, to the extent not contributed by an Employer, out of amounts forfeited under this Section 7.4 or 14.6 (Unclaimed Amounts) for the Plan Year and, to the extent such forfeitures are not sufficient, shall be charged ratably against income of the Trust Fund.

               (a) Anything to the contrary herein notwithstanding a Member who has a Specific Involuntary Termination will be 100% vested in his Employer Matching Contributions Account.

               (b) Specific Involuntary Termination means a termination by the Company without Cause following a written notice from the Company to the Member advising that the Member's position is being eliminated in the immediate future without Cause.


                                  ARTICLE VIII

                             Investment of Accounts

        8.1 Investment of Accounts Other Than Employer Matching Contributions Accounts. Effective as of June 1, 1996 or thereafter on becoming a Member, each Member (1) may elect to participate in the Self-Directed Window investment program described in Section 8.9, below and (2) shall also direct that Compensation Deferral Contributions, Prior Plan, Rollover Contributions and Employee Contribution Accounts (to the extent not invested, or not permitted to be invested in the Self-Directed Window) be invested in increments of 5% in one or more of the following Investment Funds (or such other Fund as may hereafter be approved by the Committee, the "Core Funds") which individually and collectively (including the Self-Directed Window program) are designed to conform to DOL Regulation 2550.404c-1 for so-called Section 404(c) plans in order that fiduciaries of the Plan may be relieved of liability for any losses which are the direct and necessary result of Member's investment directions:

               (a) The Company Stock Fund, which is invested in Employer Securities. Members will not be permitted to direct that an investment be made in the Company Stock Fund unless and until the Member has received a prospectus in respect of Employer Securities in the Company Stock Fund which meets the requirements of the Securities Act of 1933 or in the opinion of counsel for the Company such investment may be otherwise permitted.

               (b) The Fixed Income Fund, which is principally invested in fixed income obligations that are consistent with capital preservation including group annuity contracts with life insurance companies, deposit agreements with banks, obligations of the United States Government or its agencies, asset-backed securities of selected insurers and high quality corporate bonds. The Fund seeks a target rate of return over a specified period of at least six months.

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               (c) The BT Investment Equity Appreciation Fund, which is invested in stocks of medium-sized companies in high-growth industries. The Fund focuses on industries most likely to benefit from large scale changes taking place in society. Investments in medium-sized companies in high growth industries offers greater volatility than investments in larger companies in mature industries.

               (d) The BT Investment International Equity Fund, which is invested in stocks of established companies in countries with strong economies primarily in Europe and the Pacific Basin. Investments in companies outside the United States offer increased diversification with broadened opportunity and potentially high returns.

               (e) Three BT Investment Lifecycle Funds, which are each invested in a continuously monitored mix of stocks, bonds and money market instruments keyed to the investor's investment term and risk tolerance:


               I. The Short Range Fund, concentrates on securities offering high income yield with less potential for growth. Suitable for investment terms of five or fewer years.

               II. The Mid-Range Fund seeks a balance between investments offering high income yield and those offering more growth potential for the medium term.

               III. The Long Range Fund pursues higher growth and income investments while reducing exposure to market volatility through the benefits of investing for longer terms.

        8.2 Redirection of Future Contributions. A Member's investment direction under Section 8.1 may be changed at any time and will be effective for contributions received for the current month provided that the Appropriate Notice is received by the Committee before 2 P.M. Eastern Time on the last business day of the month. Such change in direction will not be effective as to amounts previously contributed or invested.

        8.3  Reinvestment of Prior Contributions.

               (a) Effective on the Enrollment Date following the month in which the Appropriate Notice is received by the Committee (not later than 2 P.M. Eastern Time on the last business day of the month) a Member may direct that up to the total value in any Investment Fund holding investments from the Member's Compensation Deferral Contributions Account, Prior Plan Account, Rollover Contribution Account

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



        or Employee Contributions Account be transferred from such Investment Fund to any other Investment Fund in increments of 5%. The value of any account or portion thereof to be reinvested shall be determined on the Valuation Date immediately preceding the month of transfer.

               (b) The Committee may, in its sole discretion, impose at any time or from time to time such restrictions on the transfers of monies from one Investment Fund to another as it deems necessary or appropriate.

        8.4 Investment of Employer Matching Contributions Accounts. Employer Matching Contributions and dividends on Employer Securities shall be invested only in Employer Securities through the Company Stock Fund.

        8.5  Statements of Accounts And Confirmation of Investment
Directions.

               (a) Statements of Accounts. Each Member shall be furnished a quarterly statement of accounts. A statement of accounts shall also be furnished to a Member upon any distribution being made under the Plan.

               (b) Confirmations of Investment Directions. All investment directions given by Members under the Plan shall be confirmed in writing.

        8.6 Crediting of Accounts. Interests in each of the Investment Funds shall be credited to each Member's Accounts as units of value determined separately for each Investment Fund, as follows:

               (a) the initial value of a unit in each Investment Fund on the date the fund is established shall be one dollar

               (b) the unit of value of each Investment Fund shall be redetermined on each Valuation Date by dividing the then fair market value of all of the assets of such Investment Fund by the number of units therein then outstanding. Amounts held as a result of forfeiture shall not be included in the value of the Company Stock Fund in determining the unit of value; and

               (c) contributions to a fund after the date that the fund is established will be credited to the Member's Accounts as units of value, the number of which is determined by dividing the dollar amount of the contribution by the then current unit of value.

        If a suspense account credited in accordance with Section 4.3(f) is in existence on a Valuation Date, the number of units of value in the suspense account shall be adjusted as of each

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



Valuation Date so that such an account does not participate in the Trust's investment gains or losses. To the extent a Member's Accounts are invested pursuant to Section 9.5 in a loan to a Member, the Member's Accounts shall be credited and charged directly with income, gains, losses and expenses attributable to such loan as of each Valuation Date and the value of the account will be adjusted through the date of a distribution to reflect the value of such direct investments on the distribution date. A Member's loan principal and interest payments shall be credited to the Member's Accounts which are invested in such loans pursuant to Section 9.5 and such payments shall be invested in accordance with the Member's investment directions for such Accounts pursuant to Sections 8.1 or 8.2 as the situation may require.

        8.7 Correction of Errors. In the event of an error in the adjustment of a Member's Account, the Committee, in its sole discretion, may correct such error by either crediting or charging the adjustment required to make such correction to or against Forfeitures for the Plan Year or to or against income as an expense of the Trust for the Plan Year in which the correction is made, or if an Employer contributes an amount to correct any such error, from such amount. Except as provided in this Section, the Accounts of other Members shall not be readjusted on account of such error.

        8.8 Investment of Deferred Distributions. Except for Employer Matching Contributions which shall continue to be invested in the Company Stock Fund an account maintained for the benefit of a Member after his or her termination of employment shall be invested by the Trustee only in the Fixed Income Fund. Any required changes in existing investment elections shall be effected by the Trustee as of the second succeeding Transaction Date.

        8.9  The Self-Directed Window.

               (a) Definition. The Self-Directed Window is an individual account with a registered broker-dealer (the "Broker") nominated by the Committee which holds funds eligible to be transferred from the Core Funds pursuant to uniform non-discriminatory procedures prescribed by the Committee to be invested at the direction of the Member in any tradable securities which can be maintained by the Broker, subject, however, to limitations on such investments that are required to conform to DOL Reg. 2550.404c-1 for Section 404(c) plans.

               (b) Establishing The Self-Directed Window. To open a Self-Directed Window account a Member may be required to enter into a Self-Directed Window Agreement with the Broker and, in connection therewith, to enter into a limited power of attorney to permit both the Trustee and the Broker to act for the Member

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



to insure that the Plan will continue to be a qualified plan and will otherwise conform to the requirements of law. An account origination fee and monthly maintenance fees which are deemed reasonable by the Committee may be deducted from account balances invested in Core Funds.

               (c) Transfers to the Self-Directed Window. A Member may transfer funds once during each Enrollment Period into the Member's Self-Directed Window. Accounts from which funds may be transferred are: Compensation Deferral Contributions Accounts, Prior Plan Accounts and Rollover Contribution Accounts. Initial transfers shall be not less than $1,000 and each transfer thereafter shall be not less than $100. The Committee may prescribe such non-discriminatory restrictions to control fund transfers as may be necessary and proper to accommodate the administrative requirements of the Trust including (i) limits on concurrent transactions such as loans and withdrawals (ii) controls to prevent losses due to market fluctuations and (iii) minimum balances in Trust Fund investments to provide security for expenses.

               (d) Transfers of Funds From Self-Directed Window. A Member may make return transfers of not less than $100 to the Core Funds once during each Enrollment Period. The Committee may prescribe or approve such non-discriminatory regulations to control such transfers as may be necessary and proper to insure orderly administration of such transactions including rules applicable to (i) Member responsibility for the liquidation of investments to be transferred, (ii) the prevention of exposure to market risks during the transfer process, and (iii) where applicable, liquidation of all or a portion of such account in connection with mandatory lump sum distributions or other actions to maintain Plan qualification or otherwise comply with applicable law.


                                   ARTICLE IX

                     Withdrawals and Loans During Employment

               9.1 Withdrawal Options. In any twelve-month period a Member may make one withdrawal from the Plan that is not less than $500 or the combined total of all of the eligible funds in the Member's Accounts from which withdrawals may be made, provided, however, that, if a Member maintains a Self-Directed Window, no direct withdrawals may be made from the Self-Directed Window and an aggregate minimum balance of $1,000 must be maintained in Core Funds that are eligible for transfer to the Self-Directed Window. Subject to the foregoing eligible funds include:

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



               (a) General Eligibility. The entire balance in the Member's Employee Contributions Account, Rollover Contribution Account or Prior Plan Account, and

             (b) Hardship Eligibility. In the event of Hardship (as defined in
        Section 9.2) before age 59-1/2, the sum of all contributions that have been credited to a Member's Compensation Deferral Contributions Account to date together with any Income allocable to such contributions as of December 31, 1988, provided, however, that no withdrawal of funds may be made from a Member's Compensation Deferral Contributions Account so long as Accounts other than such Compensation Deferral Contributions Account are invested in the Self-Directed Window.

               (c) Age 59-1/2 Eligibility. After a Member attains age 59-1/2 the entire balance in the Member's Compensation Deferral Contributions Account and the vested portion of such Member's Employer Contributions Account.

        9.2  Hardship Withdrawals.

               (a) Verification of Need. Each request for a hardship withdrawal must be accompanied by a statement signed by the Member attesting that the financial need cannot be relieved,

                      (i) Through reimbursement or compensation by insurance or otherwise,

                      (ii) By liquidation of the Member's assets (including
               those assets of the Member's spouse and minor children that are reasonably available to the Member) to the extent such liquidation will not itself cause immediate and heavy financial need,

                      (iii) By ceasing Compensation Deferral Contribu-
               tions under the Plan, or

                      (iv) By other distributions or nontaxable (at the time of
               the loan) loans from any plan maintained by the Employer or any other employer, or by borrowing from commercial sources on reasonable commercial terms.

               The Committee shall be entitled to rely on the Member's statement of need without inquiry into the Member's financial circumstances.

               (b) Determination of Hardship. A withdrawal will be deemed to be a hardship withdrawal if made on account of:

                      (i) Medical expenses incurred, or to be incurred, by the Member, the Member's spouse, or any dependent,

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




                      (ii) Purchase (excluding mortgage payments) of a
               principal residence for the Member,

                      (iii)  Payment of tuition for the next year,
               semester or quarter of post-secondary education for the Member, the Member's spouse or any dependent,

                      (iv) The need to prevent the eviction of the Member from
               the Member's principal residence or foreclosure on the mortgage of the Member's principal residence,

                      (v) Such other immediate and heavy financial need as the
               Commissioner of Internal Revenue may from time to time publish by revenue rulings, notices and other documents of general applicability, or

                      (vi) Any other immediate and heavy financial need as
               determined on the basis of all relevant facts and circumstances by the Committee in an objective and nondiscriminatory manner in accordance with the requirements of the Code and the applicable regulations and in accordance with the following standards and principles:

                             (A) the need shall be due to an extra-ordinary
                      emergency,

                             (B)  the need shall be heavy,

                             (C)  the need shall be immediate,

                             (D) the need shall be for reasons of hardship as
                      commonly understood such as financial expenses and not for entertainment or pleasure, and

                             (E) the need shall not fail to qualify as immediate
                      and heavy merely because such need was reasonably foreseeable or voluntarily incurred.

        9.3 Values. All withdrawals shall be based on the values of Accounts as of the Valuation Date next following the date the Appropriate Notice was given to the Committee, or such other Valuation Date as the Committee shall prescribe. Any withdrawal shall be charged proportionately against each Investment Fund described in Article VIII (other than the Self-Directed Window) in which such Account is invested.

        9.4 Payment of Withdrawals. Any amount withdrawn under Section 9.1 shall be paid to a Member in a lump sum in cash, as soon as practicable after the Valuation Date as of which the

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



withdrawal election is effective provided, however, that at the Member's request whole numbers of Employer Securities contained in the Member's Account may be distributed in kind.

        9.5 Loans. A Member who is a "party in interest" as defined in Section 3(14) of ERISA (a "Party in Interest") may borrow for any purpose from the vested value of his or her Compensation Deferral Contributions Account, Prior Plan Account, Rollover Contribution Account and Employee Contributions Account, to the extent that such accounts are invested in Core Funds, in increments of not less than $1,000, once in any twelve-month period, an amount (inclusive of current loans) of up to one half of the total of all of his or her Accounts, but in any event not more than the lesser of (a) $50,000 reduced by the excess (if any) of the highest balance of existing loans during the preceding 12 months over the current loan or (b) the total vested value of the accounts listed in clauses (i) through (iv) in this paragraph provided, however, if a Member maintains a Self-Directed Window, an aggregate minimum balance of $1,000 must be maintained in Core Funds that are eligible for transfer to the Self-Directed Window. For record keeping purposes amounts that are borrowed in accordance with the preceding formula shall be deducted from a Member's accounts in the following order: (i) Compensation Deferral Contributions Account, (ii) Prior Plan Account, (iii) Rollover Contribution Account and (iv) Employee Contributions Account.

        For the purposes of the foregoing, any outstanding balance of an existing loan shall be aggregated with any additional funds being borrowed in order to calculate a Member's borrowing limit.

        A Member may have outstanding at any one time two general purpose loans, one of which may qualify as a loan to acquire a primary residence.

        All loans shall be made pursuant to such other procedures and terms as shall be adopted by the Committee, subject to the following:


                (A) A loan may remain outstanding so long as the borrower remains a Party in Interest and shall be repayable within five years from the date of borrowing upon such terms as may be determined by the Committee; provided, however, that any loan of more than $15,000 used to acquire the primary residence of a Member shall be repayable over a period of up to ten years.

        The Committee may in its absolute discretion grant such loan in accordance with such uniform and nondiscriminatory rules as it may from time to time establish. Any such loan shall be made at a then prevailing commercial rate of interest for

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



        similar credits on such terms of repayment (in level payments not less frequent than monthly) and subject to such rules and restrictions as the Committee shall determine, provided that any such loans shall be available to all Members on a reasonably equivalent basis and that any loan may be repaid at any time without penalty.


        All Member loans shall be secured on a dollar for dollar basis by up to 50% of the balance of the Accounts from which the loan is made. To the extent a loan is unpaid, it shall be deducted from the amount payable to such Member or such Member's beneficiary at the time of distribution of the Accounts from which the loan was made;

               (B) In the event that a Member fails to repay a loan according to its terms and foreclosure occurs, the Plan may foreclose on the portion of the Member's Accounts for which a distributable event has occurred. In the event of foreclosure, a distributable event shall be deemed to occur immediately following the next Valuation Date for any portion of an Account with respect to which the Member or the Member's Beneficiary would be permitted in accordance with Sections 9.1 or 10.1 to elect an immediate distribution;

               (C) The receivable representing the loan (and other loans to the same Member) will be accounted for by the Trustee as a separate earmarked investment solely for the individual account of the Member. A Member's payments to the Trust of principal and interest on the loan shall be invested by the Trustee as elected by the Member in accordance with the Member's investment directions for future contributions in accordance with Section 8.2, as soon as reasonably practical;

               (D) Loan applications may be made at any time by any Member by giving the Appropriate Notice to the Committee or its designee at any time.

               (E) No loan shall remain outstanding after a Member is no longer a Party in Interest. If a Member who is no longer a Party in Interest elects under Section 10.7 not to file a claim for the commencement of benefits when the Member's employment is terminated, the balance of any outstanding loan must be repaid in full within sixty (60) days.

               (F) Loan Origination Fee. From time to time the Committee may set a reasonable loan origination fee for each loan application. Such fees shall be deducted from loan proceeds paid to loan applicants.

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





                                    ARTICLE X

                                  Distribution

        10.1 Amount of Distribution. The Member or the Member's Beneficiary, as the case may be, shall not be entitled to elect to receive a distribution of the vested value of the Member's account until:

        (a) the Member's Retirement, termination of employment, death or Permanent Disability, or

        (b) termination of the Plan without establishment or main-tenance of a successor plan, or

        (c) the date of sale of substantially all of the assets of the Employer to an acquiring corporation which continues the employment of the Member without the establishment of a successor plan.

        The vested value of the Member's Account shall be determined in accordance with Article VII (Vesting of Accounts) as of the Valuation Date next following such election except that in the case of the Member's Total and Permanent disability the vested value of the Member's account shall be determined as of the Valuation Date next following the date the Committee determines that the Member has a Total and Permanent Disability. In any event, such Valuation Date shall be no later than the Valuation Date which immediately precedes the Member's Required Beginning Date (or the date which would have been the Member's Required beginning Date had the Member survived). Distributions under the Plan to a Member's Beneficiary shall be completed not more than five years after the Member's death.


        10.2  Notice of Options and Normal Form of Distribution.

               (a)  Notice of Options.

               (i) No less than thirty (30) nor more than ninety (90) days prior to the date of any distribution hereunder the Plan Administrator shall provide the Member with a general description of the material features and an explanation of the relative values of the optional forms of benefits available under the Plan.

               (ii) If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than thirty (30) days after the

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



        notice required under Reg. Section 1.411(a)-11(c) is given, provided that:

               (A) the Plan Administrator clearly informs the Member that the Member has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

               (B) the Member, after receiving the notice, affirmatively elects a distribution.

               (iii) If the distribution is one to which sections 401(a)(11) and 417 of the Code do apply such distributions may commence less than thirty (30) days after the notice required by Section 10.8 provided that:

               (A) The Plan Administrator clearly inform the Member that the Member has a right to at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity and consent to a form of distribution other than a Qualified Joint and Survivor Annuity.

               (B) Member is permitted to revoke an affirmative distribution election at least until the annuity starting date, or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Member.

               (C) The annuity starting date is after the date that the explanation of the Qualified Joint and Survivor Annuity is provided to the Member. However, the annuity starting date may be before the date that any affirmative distribution election is made by the Member and before the date that the distribution is permitted to commence under paragraph (D) of this section.

               (D) Distribution in accordance with the affirmative election does not commence before the expiration of the 7- day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the participant.

               (b) Normal Form of Distribution. Unless otherwise elected in accordance with Section 10.3 and subject to Section 10.7, distributions shall be made by the Trustee as soon as practicable after the Valuation Date next following the Member's (or the Member's Beneficiary's as the case may be) election and written consent to receive a distribution of the vested value of such Member's Account, in a single sum in cash except that (i) at the Member's option Employer

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



        Securities held in the Member's Account may be distributed in kind and
        (ii) in the discretion of the Committee, a note with respect to a Participant's loan from such Member's Compensation Deferral Account may be distributed in kind.


        10.3 Alternate Form of Distribution. A Member (but not a member's Beneficiary) may request to have the value of his or her Accounts distributed in a manner other than in accordance with Section 10.2. For any portion of such Member's benefits accrued before May 1, 1995 that become distributable under the Plan after May 1, 1995 such alternate form of payment may be an annuity contract pursuant to Section 10.8. A Member may also request periodic installments of all benefits commencing at such time as the Member shall elect in accordance with the Plan payable over a fixed period not to exceed the lesser of ten years or the life expectancy of the Member at the time payments commence. Payment of any interest in the Company Stock Fund in a Member's Accounts, if any, to which the Member has a nonforfeitable interest may be made in cash solely for the purpose of effecting such alternate form of distribution.

        Distributions will be made in accordance with the requirements of the regulations under Code Section 401(a)9, including the minimum distribution incidental benefit requirements of Proposed Regulations Section 1.401(a)(9)-2. Such minimum distribution requirements shall supersede any distribution options in the Plan that are inconsistent therewith.

        10.4 Identity of Payee. The determination of the Committee as to the identity of the proper payee of any benefit under the Plan and the amount of such benefit properly payable shall be conclusive, and payment in accordance with such determination shall constitute a complete discharge of all obligations on account of such benefit.

        10.5  Non-alienation of Benefits.

               (a) No benefit payable at any time under this Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or other legal processes, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign pledge or otherwise encumber any such benefits, whether currently or thereafter payable, shall be void. No benefit, nor any fund which may be established for the payment of such benefits, shall, in any manner, be liable for or subject to the debts or liabilities of any person entitled to such benefits. If any person shall attempt to, or shall alienate, sell, transfer, assign, pledge or otherwise encumber benefits to which such person may become entitled under this Plan, or if by reason of such person's bankruptcy or other event happening at any time, such benefits would devolve upon any other person or would not be enjoyed by the person entitled thereto under the Plan, then the Committee, in its discretion, may terminate the interest in any such benefits of the person entitled thereto under the Plan and hold or apply them to or for the benefit of such person entitled thereto under the Plan or such person's spouse, children or other dependents, or any of them, in such manner as the Committee may deem proper.

               (b)  Notwithstanding Section 10.5(a), the Trustee

                      (i) shall comply with an order entered on or after January
               1, 1985, determined by the Committee to be a Qualified Domestic Relations Order,

                      (ii) may treat an order entered before January 1, 1985, as a Qualified Domestic Relations Order even if it does not meet the requirements of Code Section 414(p), and

                      (iii) shall comply with a Federal tax levy made pursuant
               to Code Section 6331 and with collection proceedings by the United States on a judgment resulting from an unpaid tax assessment.


        10.6  Qualified Domestic Relations Order.

               (a) The Plan shall comply with the provisions of Code Section 414(p) relating to qualified domestic relations orders and all regulations pertaining thereto.

               (b) An alternate payee's interest in the Plan will be distributed in the form of a single sum as soon as practicable after a proposed order is determined to be a qualified domestic relations order.

        10.7 Commencement of Benefits. Unless a Member elects otherwise, the payment of benefits under the Plan shall begin not later than the 60th day after the latest of the close of the Plan Year in which:

               (a)  the Member attains age 65;

               (b) the 10th anniversary of the date the Member's participation in the Plan occurs:

               (c) the Member's employment with the Employer or an Affiliate is terminated;

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




provided that, except as provided in Section 10.10, no benefits shall be distributed unless the Member has filed a claim for benefits until the Valuation Date immediately preceding the Required Beginning Date and further provided that all benefits shall be distributed to the Member not later than the Member's Required Beginning Date.

        10.8 Annuities. If the form of distribution is to be an annuity contract, it may be in such form and with such provisions as the Member may elect which are available for purchase from an insurance company including, but not limited to, a full cash refund life annuity, an annuity with income for life or an annuity with income for a period certain (payable at least annually). Such distribution is to be provided through the purchase from an insurance company of a nontransferable annuity contract; provided the benefit under such annuity contract cannot be paid to anyone other than the Member prior to the Member's death, and if a joint and survivor annuity is provided, unless such joint annuitant shall be the Member's spouse, the actuarial value of the Member's benefits, as of the date benefit payments commence, shall be more than 50 percent (50%) of the Member's vested Accounts.

               (a) Limitation on Member Elections. Notwithstanding any elections made by the Member, benefit payments shall be made over a period not in excess of the life of the Member or the lives of the Member and the Member's Beneficiary or the Member's life expectancy or the joint and last survivor life expectancy of the Member and the Member's Beneficiary. In the event the annuity benefits have commenced to be paid to a Member before the Member's death the remaining interest will be distributed at least as rapidly as under the election made by the Member prior to the date of death.

               (b) Qualified Joint and Survivor Annuities. Notwithstanding the foregoing provisions of this Section 10.8, in the case of a Member who has elected to receive an annuity form of benefit, distribution shall be in the form of a Qualified Joint and Survivor Annuity, unless the Member with the Member's spouse's consent as provided in Section 10.9 elects to receive a different form of annuity. The term "Qualified Joint and Survivor Annuity" means an annuity payable to the Member for life and, if the Member's spouse survives the Member, a survivor annuity payable to the spouse for life in an amount equal to 50 percent (50%) of the annuity payable to the Member. If the Member who has elected to receive an annuity form of benefit is not married, subject to Section 10.6 (Qualified Domestic Relations Order), the annuity shall be paid in the form

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



        of a single life annuity unless the Member waives the single life annuity. The amount of the benefits payable under a Qualified Joint and Survivor Annuity shall be the amount which can be purchased from an insurance company with the Member' Accounts.

               (c) A Member who elects to receive benefits in the form of a life annuity and to whom benefits would be payable in the form of a Qualified Joint and Survivor Annuity pursuant to this Section 10.8 shall have the right to waive a Qualified Joint and Survivor Annuity (such waiver shall be consented to by the Member's spouse in writing in accordance with
        Section 10.9) by delivering written notice to the Committee, at any time within the 90-day period prior to the annuity starting date, to receive a different form of an annuity.

        If a Member to whom benefits would be payable in the form of a Qualified Joint and Survivor Annuity elects to receive benefits in the form of an annuity the Committee shall not less than thirty (30) nor more than ninety (90) days before the annuity starting date provide the Member, by personal delivery or first class mail, with a written explanation of:

                      (i)  the terms and conditions of the Quali-
               fied Joint and Survivor Annuity;

                      (ii)  the Member's right to make, and
               the effect of, an election to waive the Qual-ified Joint and Survivor Annuity;

                      (iii) the rights of the Member's spouse to consent to the
               Member's election to waive the Qualified Joint and Survivor Annuity and the effect of consenting to such waiver; and

                      (iv) the Member's right to make, and the effect of, a
               revocation of an election to waive the Qualified Joint and Survivor Annuity.

        Any election made by a Member pursuant to Sections 10.8(b) and 10.8(c) may be revoked by such Member by delivering written notice to the Committee at any time prior to the Member's annuity starting date and, once revoked, may be made again at any time by delivering written notice to the Committee prior to the Member's annuity starting date.

        10.9 Spousal Consent. A valid spousal consent to the Member's naming of a Beneficiary other than the Member's spouse or to the Member's waiver of a Qualified Joint and Survivor Annuity shall be designated:

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




               (a) in a writing acknowledging the effect of the consent;

               (b)  witnessed by a notary public; and

               (c) effective only for the spouse who exercises the consent;

provided that, notwithstanding the provisions of this Article X, the consent of a Member's spouse shall not be required if it is established to the satisfaction of the Plan Administrator that such consent may not be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe.

        10.10 Payments Without Election. Notwithstanding any other provision of this Article X, if a Member or a Beneficiary is entitled to a distribution and
(1) if the vested value of a Member's Account or the vested value of the Beneficiary's share of the Member's Account before benefits are paid or commence to be paid hereunder does not exceed (and at the time of any previous distribution did not exceed) $3,500, or (2) the Member is no longer an Employee and has reached 69-1/2 years of age (or the Member's Beneficiary has reached 69-1/2 years of age if the Member has died), the Committee may in accordance with uniform and nondiscriminatory rules direct the immediate distribution of such benefit to the person entitled thereto regardless of any election or consent of the Member, the Member's spouse or other Beneficiary. Additionally, if a Member who has reached 70-1/2 years of age is an Employee, the Committee may direct that required annual minimum distributions be made in accordance with Code Section 401(a)(9) and the regulations thereunder.


        10.11  Trustee to Trustee Transfers.

               (a) A Member who receives an Eligible Rollover Distribution may elect to have such distribution paid directly to an Eligible Retirement Plan by specifying in an Appropriate Notice the Eligible Retirement Plan to which such distribution is to be paid in a direct trustee to trustee transfer pursuant to such uniform rules as to the form and time of transfer as the Committee shall prescribe.

               (b)(i) "Eligible Rollover Distribution." An Eligible Rollover Distribution is any distribution of all or a portion of the balance to the credit of the Member distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the

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



        Member distributee or the joint lives (or joint life expectancies) of the Member distributee and the Member's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income ( determined without regard to the exclusion for net unrealized appreciation with respect to Employer Securities).

               (b)(ii) "Eligible Retirement Plan." An Eligible Retirement Plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the Member distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse of a Member, an Eligible Retirement Plan is an individual retirement account or an individual retirement annuity.


                                   ARTICLE XI

                           Administration of the Plan

        11.1  Plan Administrator.  The Committee shall be the Plan
Administrator:

               (a) The Committee shall administer, enforce and interpret the Plan and the trust agreement established hereunder and shall have the powers necessary thereto, including but not by way of limitation the powers to exercise its responsibilities in accordance with Sections 1.3 (Appropriate Notice), 1.9 (Compensation), 1.20 (Enrollment Date), 1.28 (Leave of Absence), 1.41 (Total and Permanent Disability), Article II (Eligibility and Membership) 3.1 (Compensation Deferral Contributions),
        3.2 (Changes and Suspension of Contributions), 4.1 (Limitations), 6.1 (Maintenance of Accounts), 6.2 (Valuations), Article VIII (Investment of Accounts), Article IX (Withdrawals and Loans During Employment), 12.6 (Disbursement of Funds), Article XIV (Miscellaneous), and the remainder of this Article XI, and

               (b) Authority to hold the funds of the Plan shall be delegated to the Trustee in accordance with Section 12.2
        (Trustee), and

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



               (c) Authority to direct the investment of the Plan's funds shall be delegated to an Investment Manager in accordance with Section 12.3 (Investment Manager).

        With respect to all other responsibilities of the Plan Administrator the Committee shall act through its duly authorized officers and agents.

        11.2 Board of Directors. With respect to Sections 5.1 (Amount of Employer Matching Contributions), 11.8 (Personal Liability), 13.1 (Right to Amend) and 13.2 (Suspension or Termination) the Employer shall act only by resolution, or pursuant to an enabling resolution of the Board of Directors.

        11.3 Appointment of the Committee. The Committee shall be the Benefits Administration Committee.

        11.4 Compensation, Expenses. All proper expenses required for the administration of the Plan incurred by the Committee, the Employer, an Investment Manager or the Trustee for accounting, legal and other professional, consulting or technical services, including fees and expenses of a recordkeeper, the Trustee or any Investment Manager shall be paid by the Trust.

        11.5 Committee Actions, Agents. The Committee may appoint such agents, who need not be members of the Committee, as it may deem necessary for the effective performance of its duties and may delegate to such agents such powers and duties as the Committee may deem expedient or appropriate.

        Any action of the Committee, including but not by way of limitation, instructions to the Trustee, shall be evidenced by the signature of a member who has been so authorized by the Committee to sign for it, and the Trustee shall be fully protected in acting thereon. A certificate of the secretary or an assistant secretary of the Committee setting forth the name of the members thereof shall be sufficient evidence at all times as to the persons then constituting the Committee.

        11.6 Committee Meetings. The Committee shall hold meetings upon such notice, at such time and place as they may determine. The Committee shall act by a majority of its members at the time in office and such action may be taken from time to time by a vote at a meeting or in writing without a meeting. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business.

        11.7 Authority and Duties of the Committee. The Committee may from time to time establish rules for the administration of the Plan. The Committee shall have the exclusive right to interpret the Plan and to decide any matters arising thereunder in connection with the administration of the Plan. It shall

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



endeavor to act by general rules so as not to discriminate in favor of any person. Its decisions and the records of the Committee shall be conclusive and binding upon the Employer, Members and all other persons having an interest under the Plan. No member of the Committee shall be disqualified from exercising the powers and discretion herein conferred by reason of the fact that the exercise of any such power or discretion may affect the payment of benefits to such member under the Plan; however, no member may vote on a matter relating exclusively to such member. To the extent that it is administratively feasible, the period of notice required for Members' elections to commence, change or suspend contributions hereunder or to make or change investment elections for either future contributions or existing accounts may be relaxed, reduced or eliminated by the Committee in accordance with uniform and non-discriminatory rules.

        The Committee shall keep or cause to be kept all records and other data as may be necessary for the administration of the Plan.

        11.8 Personal Liability. To the extent not contrary to the provisions of ERISA, no member of the Committee, officer, director or employee of an Employer shall be personally liable for acts done in good faith hereunder unless resulting from such member's own negligence or willful misconduct. Each such member of the Committee, officer and director shall be indemnified by the Employer against expenses reasonably incurred by such member in connection with any action to which he may be a party by reason of such member's responsibilities hereunder, except in relation to matters as to which such member shall be adjudged in such action to be liable for negligence or misconduct in the performance of such member's duty. However, nothing in this Plan shall be deemed to relieve any person who is a fiduciary under the Plan for purposes of ERISA from any responsibility or liability which such Act shall impose upon such member.

        11.9 Dealings Between Committee and Individual Members. Any notice required to be given to, or any document required to be filed with, the Committee will be properly given or filed if mailed by registered or certified mail, postage prepaid, or delivered to the Chairman of the Benefits Administration Committee, c/o Hanson Industries, 99 Wood Avenue South, Iselin, New Jersey 08830, or delivered as the Committee may hereafter from time to time prescribe.

        The Committee shall make available to such Member for examination, such of its records as pertain to the benefits to which such Member shall be entitled under the Plan.

        11.10 Information To Be Supplied by the Employer. The Employer shall provide the Committee or its delegate with such

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



information as it shall from time to time need in the discharge of its duties.

        11.11 Records. The regularly kept records of the Committee and the Employer shall be conclusive evidence of the Credited Service and Service of an Employee, the Employee's Compensation, age, marital status, status as an Employee, and all other matters contained therein applicable to this Plan; provided that an Employee may request a correction in the record of age or any other disputed fact at any time prior to retirement. Such correction shall be made if within 90 days after such request the Employee furnishes the Committee in support thereof documentary proof of age or the other disputed fact satisfactory to the Committee.

        11.12 Fiduciary Capacity. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

        11.13 Fiduciary Responsibility. If a Plan fiduciary acts in accordance with ERISA, Title I, Subtitle B, Part 4,

               (a) in determining that a Member's spouse has consented to the naming of a Beneficiary other than the spouse or that the consent of the Member's spouse may not be obtained because there is no spouse, the spouse cannot be located or other circumstances prescribed by the Secretary of the Treasury by regulations, then to the extent of payments made pursuant to such consent, revocation or determination, the Plan and its fiduciaries shall have no further liability; or

               (b) in treating a domestic relations order as being (or not being) a Qualified Domestic Relations Order, or, during any period in which the issue of whether a domestic relations order is a Qualified Domestic Relations Order is being determined (by the Committee, by a court of competent jurisdiction, or otherwise), in segregating in a separate account in the Plan or in an escrow account the amounts which would have been payable to the alternate payee during such period if the order had been determined to be a Qualified Domestic Relations Order, in paying the amounts segregated or held in escrow to the person entitle thereto if within 18 months the domestic relations order (or a modification thereof) is determined to be a Qualified Domestic Relations Order, in paying such amounts to the person entitled thereto if there had been no order if within 18 months the domestic relations order is determined not to be qualified or if the issue is not resolved within 18 months and in prospectively applying a domestic relations order which is determined to be qualified after the close of the 18-month period, then the obligation of the Plan and its fiduciaries

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



        to the Member and each alternate payee shall be discharged to the extent of any payment made pursuant to such acts.

        11.14  Claim Procedure.

               (a) Each Member or Beneficiary ("Claimant") may submit an application for benefits ("Claims") to the Committee or to such other person as may be designated by the Committee in writing in such form as is provided or approved by the Committee. A Claimant shall have no right to seek review of a denial of benefits, or to bring any action in any court to enforce a Claim prior to filing a Claim and exhausting all rights to review in accordance with this Section.

               When a Claim has been filed properly, such Claim shall be evaluated and the Claimant shall be notified of the approval or the denial of the Claim within ninety (90) days after the receipt of such Claim unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial ninety (90) day period, which notice shall specify the special circumstances requiring an extension and the date by which a final decision will be reached (which date shall not be later than one hundred and eighty (180) days after the date on which the Claim was filed). A Claimant shall be given a written notice in which the Claimant shall be advised as to whether the Claim is granted or denied, in whole or in part. If a Claim is denied, in whole or in part, the notice shall contain (1) the specific reasons for the denial, (2) references to pertinent Plan provisions upon which the denial is based, (3) a description of any additional material or information necessary to perfect the Claim and an explanation of why such material or information is necessary, and (4) the Claimant's rights to seek review of the denial.

               (b) If a Claim is denied, in whole or in part, the Claimant shall have the right to (i) request that the Committee (or such other person as shall be designated in writing by the Committee) review the denial,
        (ii) review pertinent documents, and (iii) submit issues and comments in writing, provided that the Claimant files a written request for review with the Committee within sixty (60) days after the date on which the Claimant received written notification of the denial. Within sixty (60) days after a request for review is received, the review shall be made and the Claimant shall be advised in writing of the decision on review, unless special circumstances require an extension of time for processing the review, in which case the Claimant shall be given a written notification within such initial sixty (60) day period specifying the reasons for the extension and when such review shall be completed within one hundred and twenty (120) days after the date on which the request for review was filed. The decision on review shall be forwarded to the Claimant in writing and shall include specific reasons for the decision and references to Plan provisions upon which the decision is based. A decision on review shall be final and binding on all persons for all purposes. If a Claimant shall fail to file a request for review in accordance with the procedures herein outlined, such Claimant shall have no rights to review and shall have no right to bring action in any court and the denial of the Claim shall become final and binding on all persons for all purposes.


                                   ARTICLE XII

                           Operation of the Trust Fund

        12.1 Trust Fund. All assets of the Plan shall be held in trust as a Trust Fund for the exclusive benefit of Members and their Beneficiaries, and no part of the corpus or income shall be used for or diverted to any other purpose. No person shall have any interest in or right to any part of the Trust Fund, except to the extent provided in the Plan.

        12.2 Trustee. All contributions to the Plan shall be paid to a Trustee or Trustees which shall be appointed from time to time by the Company by appropriate instrument with such powers in the Trustee as to control and disbursement of the funds as the Company shall approve and as shall be in accordance with the Plan. The Company may remove any Trustee at any time, upon reasonable notice and upon such removal or upon the resignation of any Trustee the Company shall designate a successor Trustee.

        12.3 Investment Manager. In accordance with the terms of the trust agreement, the Committee may appoint one or more Investment Managers (individuals and/or other entities), who may include the Trustee and who are collectively referred to herein as the Investment Manager, to direct the investment and reinvest-ment of part or all of the Plan's funds that are not invested in Employer Securities. The Company may change the appointment of the Investment Manager from time to time.

        12.4 Purchase and Holding of Securities. As soon as convenient after receiving contributions, the Trustee shall:

               (a) in the case of contributions which are to be invested in any of the BT Investment Equity Appreciation Fund, The BT Investment International Equity or the three BT Investment Life Cycle Funds, purchase securities for each

        Fund as the Trustee deems advisable, and register such stock and securities in the name of the Trustee or its nominee;

               (b) in the case of contributions which are to be invested in Employer Securities purchase Employer Securities in the open market and register and hold such securities in the name of the Trustee or its nominee; and,

               (c) in the case of contributions which are to be invested in the Fixed Income Fund, purchase group annuity contracts or make other investment arrangements that in the aggregate provide a stable rate of return.

        12.5 Voting of Employer Securities. For shareholders' meetings Members shall be furnished proxy material and a form for instructing the Trustee how to vote the Employer Securities represented by units credited to their Accounts, and the Trustee shall vote or otherwise exercise shareholder rights with respect to such Employer Securities as instructed. The Trustee shall hold such instructions in confidence and shall not divulge them to anyone, including, but not limited to, the Employer, its officers or employees.

         Shares for which no instructions are received shall be voted by the Trustee in the same proportion as those shares for which instructions have been received. With respect to the exercise of shareholder's rights to sell or retain the Employer Securities represented by units credited to a Member's Accounts in extraordinary instances involving an unusual price and terms and conditions for such securities such as a tender offer, the Trustee shall act in accordance with the Committee's instructions.

        12.6 Disbursement of Funds. The funds held by the Trustee shall be applied, in the manner determined by the Committee, to the payment of benefits to such persons as are entitled thereto in accordance with the Plan.

        The Committee shall determine the manner in which the funds of the Plan shall be disbursed in accordance with the Plan, including the form of voucher or warrant to be used in authorizing disbursements and the qualification of persons authorized to approve and sign the same and any other matters incident to the disbursement of such funds.

        12.7 Exclusive Benefit of Members. All contributions under the Plan shall be paid to the Trustee and deposited in the Trust Fund and shall be held, managed and distributed solely in the interest of the Members and beneficiaries for the exclusive purpose of (1) providing benefits to Members and beneficiaries and (2) defraying reasonable administrative expenses of the Plan and the Trust, to the extent such expenses are not paid by the Company or an Affiliate provided that:

        (a) if, and to the extent, a deduction for a contribution under Section 404 of the Code is disallowed, contributions conditioned upon deductibility shall be returned to the Company or an Affiliate within one year after the disallowance of the deduction; and

        (b) if, and to the extent, a contribution is made through a good faith mistake of fact, such contribution shall be returned to the Company or an Affiliate within one year of the payment of the contribution.


                                  ARTICLE XIII

                        Amendment, Termination and Merger

        13.1 Right to Amend. The Company reserves the right at any time, and from time to time, to modify or amend in whole or in part the provisions of the Plan, but no such amendment shall divest any Member of any amount previously credited to a Member's Accounts or, except to the extent permitted by the Secretary of the Treasury by regulation, shall eliminate with respect to a Member's Account balance at the time of such amendment an optional form of benefit, and further provided that no part of the assets of the Trust Fund shall, by reason of any modification or amendment, be used for or diverted to, purposes other than for the exclusive benefit of Members and their Beneficiaries, under the Plan.

        13.2 Suspension or Termination. The Employer may at any time suspend Employer Matching Contributions and Compensation Deferral Contributions in whole or in part. The suspension of Employer Matching Contributions and Compensation Deferral Contributions shall not in itself constitute a termination of the Plan. The Employer may at any time terminate or discontinue the Plan by filing with the Committee a certified copy of the resolution of its board of directors authorizing the termination or discontinuance.

        If the Plan is terminated, no further contributions shall be made by the Employer and the Account of each Member shall be applied for the Member's (or the Member's Beneficiary's) benefit either by payment in cash or in kind, or by the continuation of the Trust Fund in accordance with the trust instrument and the provisions of the Plan as though the Plan were otherwise in full force and effect.

        13.3 Merger, Consolidation or Transfer. In the case of any merger, or consolidation with, or transfer of assets or liabili-

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



ties to any other plan, each Member in the Plan would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit such Member would have been entitled to receive immediately before the merger consolidation, or transfer (if the Plan had then terminated).


                                   ARTICLE XIV

                                  Miscellaneous

        14.1 Uniform Administration. Whenever, in the administration of the Plan, any action is required by the Company, the Employer or the Committee, including, but not by way of limitation, action with respect to eligibility or classification of employees, contributions or benefits, such action shall be uniform in nature as applied to all persons similarly situated and no such action shall be taken which will discriminate in favor of Members who are officers or significant shareholders of the Employer or persons whose principal duties consist of supervising the work of other employees or highly compensated Members.

        14.2 Payment Due an Incompetent. If the Committee determines that any person to whom a payment is due hereunder is incompetent by reason of physical or mental disability, the Committee shall have power to cause the payments becoming due to such person to be made to another for the benefit of the incompetent, without responsibility of the Committee or the Trustee to see to the application of such payment. Payments made in accordance with such power shall operate as a complete discharge of all obligations on account of such payment of the Committee, the Trustee and the Trust Fund.

        14.3 Source of Payments. All benefits under the Plan shall be paid or provided solely from the Trust Fund and the Employer assumes no liability or responsibility therefor, except to the extent required by law.

        14.4 Plan Not a Contract of Employment. Nothing herein contained shall be deemed to give any Eligible Employee or Member the right to be retained in the employ of the Employer or to interfere with the right of the Employer to discharge any Eligible Employee or Member at any time.

        14.5 Applicable Law. Except to the extent governed by Federal law the Plan shall be administered and interpreted in accordance with the laws of the State of New York.

        14.6 Unclaimed Amounts. It shall be the duty and responsibility of a Member or a Beneficiary to keep the Committee ap-

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



prised of such Member's whereabouts and of such Member's current mailing address. Unclaimed amounts shall consist of the amounts of the Accounts of a retired, deceased or terminated Member which cannot be distributed because of the Committee's inability, after a reasonable search, to locate a Member or a Member's Beneficiary within a period of two (2) years after the payment of benefits becomes due. Unclaimed amounts for a Plan Year shall be Forfeitures for the Plan Year in which such two-year period shall end. Such Forfeitures shall be treated as provided in Section 5.2.

        If an unclaimed amount is subsequently properly claimed by the Member or the Member's Beneficiary ("Reclaimed Amount") and unless an Employer in its discretion makes a contribution to the Plan for such year in an amount sufficient to pay such Reclaimed Amount to the extent that the Reclaimed Amount originated as an unclaimed amount, it shall be charged against Forfeitures for the Plan Year and, to the extent such Forfeitures are not sufficient, shall be treated as an expense of the Trust Fund.


                                   ARTICLE XV

                              Top Heavy Provisions

        15.1 Application. The definitions in Section 15.2 shall apply under this
Article XV and the special rules in Section 15.3 shall apply in accordance with Code Section 416, notwithstanding any other provisions of the Plan, for any Plan Year in which the Plan is a Top Heavy Plan and for such other Plan Years as may be specified herein. This Article XV shall have no effect on the amount of or eligibility for benefits under the Plan of a Member unless and until the Plan becomes a Top Heavy Plan.

        15.2 Special Top Heavy Definitions. The following special definitions shall apply under this Article XV.

               (a) "Aggregate Employer Matching Contributions" means the sum of all Employer Matching Contributions including amounts contributed as a result of a salary reduction agreement and Forfeitures under this Plan allocated for a Member to the Plan and employer contributions and forfeitures allocated for the Member to all Related Defined Contribution Plans in the Aggregation Group; provided, however, that for Plan Years beginning before January 1, 1985, Compensation Reduction Contributions under this Plan and employer contributions attributable to compensation reduction or similar arrangement under Related Defined Contribution Plans shall not be included in Aggregate Employer Matching Contributions.

               (b) "Aggregation Group" means the group of plans in a Mandatory Aggregation Group, if any, that includes the Plan, unless inclusion of Related Plans in the Permissive Aggregation Group in the Aggregation Group would prevent the Plan from being a Top Heavy Plan, in which case "Aggregation Group" means the group of plans consisting of the Plan and each other Related Plan in a Permissive Aggregation Group with the Plan.

                      (i) "Mandatory Aggregation Group" means each plan
               (considering the Plan and Related Plans) that, during the Plan Year that contains the Determination Date or any of the four preceding Plan Years,

                             (A) had a Member who was a Key Employee, or

                             (B) was necessary to be considered with a plan in
                      which a Key Employee participated in order to enable the plan in which the Key Employee participated to meet the requirements of Section 401(a)(4) and Section 410 of the Internal Revenue
                      Code.

                      If the Plan is not described in (A) or (B) above, it shall not be part of a Mandatory Aggregation Group.

                      (ii) "Permissive Aggregation Group" means the group of
               plans consisting of (A) the plans, if any, in a Mandatory Aggregation Group with the Plan, and (B) any other Related Plan, that when considered as a part of the Aggregation Group, does not cause the Aggregation Group to fail to satisfy the requirements of Section 401(a) and Section 410 of the Code. A Related Plan in
               (B) of the preceding sentence may include a simplified employee pension plan, as defined in Code Section 408(k), and a collectively bargained plan, if when considered as a part of the Aggregation Group such plan does not cause the Aggregation Group to fail to satisfy the requirements of Section 401(a)(4) and
               Section 410 of the Code considering, if the plan is a multi-employer plan as described in Code Section 414(f) or a multiple employer plan as described in Code Section 413(c), benefits under the plan only to the extent provided to employees of the employer because of service with the employer, and, if the plan is a simplified employee pension plan, only the employer's contribution to the plan.

               (c) "Determination Date" means, with respect to a Plan Year, the last day of the preceding Plan Year or, in the case of the first Plan Year, the last day of such Plan Year. If the Plan is aggregated with other plans in the Aggregation Group, the Determination Date for each other plan shall be, with respect to any Plan Year, the Determination Date for each such other plan which falls in the same calendar year as the Determination Date for the Plan.

               (d) "Key Employee" means, for the Plan Year containing the Determination Date, any person or the beneficiary of any person who is an employee or former employee of an Employer or an Affiliate as determined under Code Section 416(i) and who, at any time during the Plan Year containing the Determination Date or any of the four (4) preceding Plan Years (the "Measurement Period"), is a person described in paragraph (i), (ii), (iii) or (iv), subject to paragraph (v):

                      (i) An officer of the Employer or an officer of an Affiliate who:

                             (A) In any Measurement Period, in the case of Plan
                      Years beginning after December 31, 1983, is an officer during the Plan Year and has annual Compensation for the Plan Year in an amount greater than one hundred and fifty percent (150%) of the amount in effect under Section 415(c)(1)(A) of the Code for the calendar year in which such Plan Year ends ($30,000 in 1984, adjusted in subsequent years as determined in accordance with regulations prescribed by the Secretary of the Treasury or his delegate pursuant to the provisions of Section 415(d) of the Code): and

                             (B) In any Measurement Period, in the case of a
                      Plan Year beginning on or before January 1, 1984, is a officer during the Plan Year, regardless of his Compensation (except to the extent that applicable law, regulations and rulings indicate that the one hundred and fifty percent (150%) requirement set forth in subparagraph
                      (A) above is applicable).

                      No more than a total of fifty (50) persons (or, if lesser, the greater of three (3) persons or ten percent (10%) of all persons or beneficiaries of persons who are employees or former employees) shall be treated as Key Employees under this paragraph
               (i) for any Measurement Period. In the case of an Employer or an Affiliate which is not a corporation (I) in any Measurement Period, in the case of a Plan Year beginning on or before February 28, 1985, no persons shall be treated as Key Employees under this paragraph (i); and (II) in any Measurement Period, in the case of a Plan Year beginning after February 28, 1985, the term "officer" as used in this subsection (d) shall include administrative executives as described in Section 1.416-1(T- 13) of the Treasury Regulations.

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                       (ii) One (1) of the ten (10) persons who, during a Plan
               Year in the Measurement Period:

                             (A) have annual compensation from the Employer or
                      Affiliate for such Plan Year greater than the amount in effect under Section 415(c)(1)(A) of the Code for the calendar year in which such Plan Year ends $30,000 in 1984, adjusted in subsequent years as determined in accordance with regulations prescribed by the Secretary of the Treasury or his delegate pursuant to the provision of
                      Section 415(d) of the Code; and

                             (B) own (or are considered as owning within the
                      meaning of Code Section 318) in such Plan Year, the largest percentage interests in the Employer or a Corporate Group, in such Plan Year, provided that no person shall be treated as a Key Employee under this paragraph unless he owns more than one-half of one percent (0.5%) interest in the Employer or Corporate Group.

                      No more than a total of ten (10) persons or beneficiaries
               of persons who are employees or former employees shall be treated as Key Employees under this paragraph (2) for any Measurement Period.

                      (iii) A person who, for a Plan Year in the Measurement
               Period, is a more than five percent (5%) owner (or is considered as owning more than five percent (5%) within the meaning of Code
               Section 318) of the Employer or Affiliate.

                      (iv) A person who, for a Plan Year in the Measurement
               Period, is a more than one percent (1%) owner (or is considered as owning more than one percent (1%) within the meaning of Code
               Section 318) of the Employer or Affiliate and has an annual Compensation for such Plan Year of more than $150,000.

                      (v) If the number of persons who meet the requirements to
               be treated as Key Employees under paragraph (i) or (ii) exceed the limitation on the number of Key Employees to be counted under paragraph (i) or (ii), those persons with the highest annual Compensation in a Plan Year in the Measurement Period for which the requirements are met and who are within the limitation on the number of Key Employees will be treated as Key Employees.

               If the requirements of paragraph (i) or (ii) are met by a person in more than one (i) Plan Year in the Measure-

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               ment Period, each person will be counted only once under
               paragraph (i) or (ii). For the purposes of the preceding sentence under paragraph (i), the Plan Year in the Measurement Period in which a person who was an officer and had the highest annual Compensation shall be used to determine whether the person will be treated as a Key Employee and under paragraph (i), the Plan Year in the Measurement Period in which the ownership percentage interest is the greatest shall be used to determine whether the person will be treated as a Key Employee.

                      Notwithstanding the above provisions of paragraph (v), a
               person may be counted in determining the limitation under both paragraphs (i) and (ii). In determining the sum of the Present Value of Accrued Benefits for Key Employees under subsection (f) of this Section, the Present Value of Accrued Benefits for any person shall be counted only once.

               (e) "Non-Key Employee" means for the Plan Year containing the Determination Date a person or the beneficiary of a person who had an account balance in the Plan or an account balance in any Related Plan in the Aggregation Group during the Plan Year containing the Determination Date or any of the four (4) preceding Plan Years and who is not a Key Employee.

               (f) "Present Value of Accrued Benefits" means, for any Plan Year, an amount equal to the sum of (i), (ii) and (iii) for each person, who in the Plan Year containing the Determination Date, was a Key Employee or a Non-Key Employee:

                      (i) Subject to (iv) below, the value of a Member's
               Accounts under the Plan and each Related Defined Contribution Plan in the Aggregation Group, determined as of the Valuation Date coincident with or immediately preceding the Determination Date, adjusted for contributions due as of the Determination Date, as follows:

                             (A) in the case of a plan not subject to the
                      minimum funding requirements of Section 412 of the Code, by including the amount of any contributions actually made after the valuation date but on or before the Determination Date, and, in the first plan year of a plan, by including contributions made after the Determination Date that are allocated as of a date in that first plan year; and

                             (B) in the case of a plan that is subject to the
                      minimum funding requirements, by including the amount of any contributions that would be allocat-

                                       51

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                      ed as of a date not later than the Determination Date,
                      plus adjustments to those amounts as required under applicable rulings, even though those amounts are not yet required to be contributed or allocated (e.g., because they have been waived) and by including the amount of any contributions actually made (or due to be made) after the valuation date but before the expiration of the extended payment period in Section 412(c)(10) of the Code.

                      (ii) Subject to (iv) below, the sum of the actuarial
               present values of a person's accrued benefits under each Related Defined Benefit Plan in the Aggregation Group, expressed as a benefit commencing at normal retirement date (or the person's attained age, if later) determined in accordance with Code
               Section 416(g) based on the following actuarial assumptions:

                      (A) Interest rate 5% compounded; and

                             (B) 80% of the rates underlying the 1984 Unisex
                      Pension Mortality Table, adjusted by applying a 3-year age setback for the Member's spouse, where applicable;


                      The present value of an accrued benefit for any person who is employed by an Employer maintaining a plan on the Determination Date is determined as of the most recent valuation date which is within a 12-month period ending on the Determination Date, provided however that

                             (C) for the first plan year of the plan, the
                      present value for an employee is determined as if the employee had a termination of employment (1) on the Determination Date or (2) on such valuation date but taking into account the estimated accrued benefits as of the Determination Date, and

                             (D) for the second and subsequent plan years of the
                      plan, the accrued benefit taken into account for an employee is not less than the accrued benefit taken into account for the first plan year unless the difference is attributable to using an estimate of the accrued benefit as of the Determination Date for the first plan year and using the actual accrued benefit as of the Determination for the second plan year.


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               For purposes of this paragraph (ii), the valuation date is the valuation date used by the plan for computing plan costs for minimum funding, regardless of whether a valuation is performed that year.

                      If the plan provides for a nonproportional subsidy as
               described in Treasury Regulations Section 1.416-1(T- 26), the present value of accrued benefits shall be determined taking into account the value of nonproportional subsidized early retirement benefits and nonproportional subsidized benefit options.

                      (iii) Subject to (iv) below, the aggregate value of
               amounts distributed from the Plan and each Related Plan in the Aggregation Group during the plan year that includes the Determination Date or any of the four preceding plan years including amounts distributed under a termination plan which, if it had not been terminated, would have been in the Aggregation Group.

                      (iv) The following rules shall apply in determining the
               Present Value of Accrued Benefits:

                             (A) Amounts attributable to qualified voluntary
                      employee contributions, as defined in Section 219(e) of the Internal Revenue Code, shall be excluded;

                             (B) In computing the Present Value of Accrued
                      Benefits with respect to rollovers or plan-to-plan transfers, the following rules shall be applied to determine whether amounts which have been distributed during the five (5) year period ending on the Determination Date from or accepted into this Plan or any plan in the Aggregation Group shall be included in determining the Present Value of Accrued Benefits:

                                    (I) Unrelated Transfers accepted into the
                             Plan or any plan in the Aggregation Group after December 31, 1983 shall not be included.

                                    (II) Unrelated Transfers accepted on or
                             before December 31, 1983 and all Related Transfers accepted at any time into the Plan or any plan in the Aggregation Group shall be included.

                                    (III)  Unrelated Transfers made from the
                             Plan or any plan in the Aggregation Group shall be included.

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                                    (IV) Related Transfers made from the Plan or
                             any plan in the Aggregation Group shall be included by the transferor plan (but shall be counted by the accepting plan).

                      The accrued benefit of any individual who has not received any Compensation from an Employer maintaining the Plan (or a business which with the Employer is an Affiliate) at any time during the five (5) year period ending on the Determination Date shall be excluded in computing the Present Value of Accrued Benefits.

               (g) "Related Plan" means any other defined benefit plan or a defined contribution plan (as defined in Section 415(k) of the Code) maintained by an Employer or other Affiliate, respectively called a "Related Defined Benefit Plan" and a "Related Defined Contribution Plan".

               (h) "Related Transfer" means a rollover or a plan-to plan transfer which is either not initiated by the Employee or is made between plans each of which is maintained by an Employer or an Affiliate.

               (i) A "Top Heavy Aggregation Group" means the Aggregation Group in any Plan Year for which, as of the Determination Date, the sum of the present Values of Accrued Benefits for Key Employees under all plans in the Aggregation Group exceeds sixty percent (60%) of the sum of the Present Values of Accrued Benefits for all employees under all plans in the Aggregation Group; provided that, for purposes of determining the sum of Present Values of Accrued Benefits for all employees, there shall be excluded the Present Values of Accrued Benefits of any Non-Key Employee who was a Key Employee for any Plan Year preceding the Plan Year that contains the Determination Date. For purposes of applying the special rules herein with respect to a Super Top Heavy Plan, a Top Heavy Aggregation Group will also constitute a "Super Top Heavy Aggregation Group" if in any Plan Year as of the Determination Date, the sum of the Present Values of Accrued or Key Employees under all plans in the Aggregation Group exceeds ninety percent (90%) of the sum of the Present Values of Accrued Benefits for all employees under all plans in the Aggregation Group.

               (j) "Top Heavy Plan" means the Plan in any Plan Year which it is a member of a Top Heavy Aggregation Group, including a Top Heavy Aggregation Group consisting solely of the Plan. For purposes of applying the rules herein with respect to a Super Top Heavy Plan, a Top Heavy Plan will also constitute a "Super Top Heavy Plan" if the Plan in any

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        Plan Year is a member of a Super Top Heavy Aggregation Group consisting solely of the Plan.

               (k) "Unrelated Transfer" means a rollover or a plan-to-plan transfer which is both initiated by the Employee and (a) made from a plan maintained by an Affiliate to a plan maintained by an Employer which is not an Affiliate or (b) made to a plan maintained by an Affiliate from a plan maintained by an Employer which is not an Affiliate.

        15.3 Special Top Heavy Provisions. For each Plan Year in which the Plan is a Top Heavy Plan, the following rules shall apply, except that the special provisions of this Section 15.3 shall not apply with respect to any employee who is covered by a collective bargaining agreement between employee representatives and one or more Employers unless participation by such employee in the Plan has been agreed to by the parties to such agreement.

               (a)  Minimum Employer Matching Contributions.

                      (i) In any Plan Year in which the Plan is a Top Heavy
               Plan, the Employers shall make additional Employer Contributions to the Plan as necessary for each Member who is employed on the last day of the Plan Year and who is a Non-Key Employee to bring the amount of each Member's Aggregate Employer Matching Contributions for the Plan Year up to at least three percent (3%) of each Member's Compensation, or if the Plan is not required to be included in an aggregation group in order to permit a defined benefit plan in the Aggregation Group to satisfy the requirements of Section 401(a)(4) or Section 410 of the Internal Revenue Code, such lesser amount as is equal to the largest percentage of a Key Employee's Compensation (as limited in accordance with Section 15.3(c)) allocated to the Key Employee as Aggregate Employer Contributions.

                      (ii) Notwithstanding Section 15.3(a)(1), if there is a
               Related Defined Benefit Plan in the Aggregation Group, if a Non-Key Employee participates in both the Plan and a Related Defined Benefit Plan and

                             (A) if the Related Defined Benefit Plan provides
                      the minimum benefit required under Code Section 416(c)(1) for the Non-Key Employee, then no minimum Employer Contribution shall be required under this Section 15.3(a).

                             (B) if the Related Defined Benefit Plan does not
                      provide the minimum benefit required under Code Section 416(c)(1) for the Non-Key Employee, then the minimum Aggregate Employer Contribution

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                      under this Section 15.3(a) shall be five percent (5%) of
                      such Non-Key Employee's Compensation.

                      (iii) For purposes of determining whether a Non-Key
               Employee is a Member entitled to have minimum Employer Contributions made for such Member, a Non-Key Employee will be treated as a Member even if he is not otherwise a Member (or accrues no benefit) under the Plan because:

                             (A) such Member has failed to complete the
                      requisite number of Hours of Service (if any) after becoming a Member in the Plan,

                             (B) such Member is excluded from participation in
                      the Plan (or accrues no benefit) merely because his compensation is less than a stated amount, or

                             (C) such Member is excluded from participation in
                      the Plan (or accrues no benefit) merely because of a failure to make mandatory employee contributions or, if the Plan is a Plan described in Section 401(k) of the Code, because of a failure to make elective 401(k) contributions.

               (b) Vesting. For each Plan Year in which the Plan is a Top Heavy Plan and for each Plan Year thereafter, the vesting schedule under the Plan shall be not less favorable than three (3) year cliff vesting under which each Member shall be zero percent vested in the Employer Contributions Account until such Member has three (3) years of Service after which a Member shall be 100% vested in such Account; provided that this vesting schedule shall not apply to the Accrued Benefit of any Member who does not have an Hour of Service in or after a Plan Year in which the Plan is Top Heavy.

               (c) Compensation. For each Plan Year in which the Plan is a Top Heavy Plan, Compensation taken into account under the Plan shall not exceed $200,000 (as at 1984, adjusted in subsequent years for the cost of living adjustments determined in accordance with regulations prescribed by the Secretary of the Treasury or his delegate pursuant to the provisions of Section 416(d)(2) of the Code); provided that the $200,000 limitation of Compensation shall not apply for purposes of
        Section 4.3. Notwithstanding the preceding sentence, Compensation in excess of $200,000 (adjusted as provided in the preceding sentence) for years before the Plan became a Top Heavy Plan shall be taken into account (to the extent otherwise provided in the Plan) in determining a person's Accrued Benefit accrued in such years, and

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        Compensation in excess of $200,000 (adjusted as provided in the preceding sentence) for years after the Plan ceases to be a Top Heavy Plan shall be taken into account (to the extent otherwise provided in the Plan) in determining a person's Accrued Benefit for all years, including years in which the Plan was a Top Heavy Plan.

               (d)  Top Heavy Limitations.

                      (i) In computing the limitations under Section 4.3 hereof, if the Plan is a Top Heavy Plan and is not a Super Top Heavy Plan, the special rules of Section 416(h) of the Internal Revenue Code shall be applied in accordance with applicable regulations and rulings so that

                             (A) in determining the denominator of the Defined
                      Contribution Plan Fraction and the Defined Benefit Plan Fraction, at each place at which "1.25" would have been used, "1.00" shall be substituted and

                             (B) in determining the numerator of the transition
                      fraction described in Section 415(e)(6)(B) of the Internal Revenue Code by substituting $41,500 for $51,875 unless the special requirements of Section 416(h)(2) of the Internal Revenue Code have been satisfied.

                      (ii) In computing the limitations under Section 4.3
               hereof, if the Plan is a Super Top Heavy Plan, the special rules of Section 416(h) of the Code shall be applied in accordance with applicable regulations and rulings so that

                             (A) in determining the denominator of the Defined
                      Contribution Plan Fraction and the Defined Benefit Plan Fraction, at each place at which "1.25" would have been used, "1.00" shall be substituted and


                             (B) in determining the numerator of the
                      transitional fraction described in Section 415(e)(6)(B) of the Internal Revenue Code, $41,500 shall be substituted for $51,875.

               (e) Terminated Plan. If the Plan becomes a Top Heavy Plan after it has formally been terminated, has ceased crediting for benefit accruals and vesting and has been or is distributing all plan assets to Members and their beneficiaries as soon as administratively feasible or if a termi-

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        nated plan has distributed all benefits of Members and their beneficiaries, the provisions of Section 15.3 shall not apply to the Plan.

               (f) Frozen Plans. If the Plan becomes a Top Heavy Plan after contributions have ceased under the Plan but all assets have not been distributed to Members or their beneficiaries, the provisions of Section
        15.3 shall apply to the Plan.

        15.4 Effect of Change in Applicable Legislation or Regulation. In the event that Congress should provide by statute or the Secretary of the Treasury should provide by regulation a ruling, that the provisions of this Article XV are no longer necessary for the Plan to meet the requirements of Section 401(a) or other applicable provisions of the Code, such limitations shall become void and shall no longer apply, without the necessity of further amendment to the Plan.






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